Exhibit 10.2

Execution Version

[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED

PURSUANT TO REGULATION S-K, ITEM 601(B)(10). SUCH EXCLUDED

INFORMATION IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE

REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of November 10, 2022, by and among CareMax, Inc., a Delaware corporation (the “Company”), Dr. Ralph de la Torre (“RDLT”), Dr. Michael Callum (“MC”), Medical Properties Trust, Inc., a Maryland corporation (“MPT”), Sparta Holding Co. LLC, a Delaware limited liability company (“Seller”), and each of the other Persons who, at any time, own securities of the Company and are set forth on the signature pages hereto or enter into a joinder to this Agreement, in each case, agreeing to be bound by the terms hereof. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 8.1 hereof.

RECITALS

WHEREAS, the Company, Sparta Sub Inc., a Delaware corporation (“SACN Holdco”), Steward National Care Network Inc., a Delaware corporation (“SNCN Holdco”), Steward Integrated Care Network Inc., a Delaware corporation (“SICN Holdco” and, collectively with SACN Holdco and SNCN Holdco, the “Target Companies”), Seller and certain other parties thereto, have entered into that certain Asgreement and Plan of Merger, dated as of May 27, 2022 (as the same may be amended from time to time, the “Merger Agreement”);

WHEREAS, upon, and subject to, the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), all of the issued and outstanding shares of the Target Companies were automatically converted into the right to receive (i) a cash payment and 23,500,000 shares of Common Stock, as adjusted pursuant to the terms of the Merger Agreement (the “Closing Class A Shares”), and (ii) the Earnout Class A Shares (as defined in the Merger Agreement) (if any), to the extent issuable to Seller in accordance with the Merger Agreement (the Closing Class A Shares together with the Earnout Class A Shares, the “Seller Class A Shares”); and

WHEREAS, the parties hereto wish to set forth certain understandings between such parties, including with respect to certain governance matters and the Steward Parties’ ownership of shares of Common Stock and to establish certain rights, restrictions and obligations of the Company and the Steward Parties.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

CORPORATE GOVERNANCE

Section 1.1 Election of Directors. Subject to the terms and conditions of this Agreement, (i) from and after the Closing until the First Threshold Date, RDLT shall have the right to designate one individual (in his discretion) to be nominated to serve on the Board (the “First Steward Nominee”), and (ii) if the Earnout Class A Shares are issuable to Seller in accordance with the Merger Agreement, then from and after the Earnout Issuance Date until the Second Threshold Date, RDLT shall have the right to designate one additional individual (in his discretion) to be nominated to serve on the Board (the “Second Steward Nominee” and together with the First Steward Nominee, the “Steward Nominees”), in each case, by giving written notice (“Election Notice”) to the Company in accordance with Section 9.11 hereof in no event later than the deadline for receipt of a stockholder proposal to be eligible for inclusion in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, with respect to any meeting of the Company’s stockholders at which directors of the applicable class are to be elected (or, if the Certificate of Incorporation no longer provides for the division of directors into three (3) classes, any meeting of the Company’s stockholders at which directors are to be elected) (any such meeting, an “Applicable Election”). In furtherance of the foregoing, (x) within five (5) Business Days after the latest of (i) the Closing and (ii) receipt of the Election Notice by the Company’s secretary or other officer designated for receipt of a stockholder proposal under the Bylaws, and (y) if applicable, within five (5) Business Days after the latest of (i) the Earnout Issuance Date (if at all), and (ii) receipt of the Election Notice by the Company’s secretary or other officer designated for receipt of a stockholder proposal under the Bylaws, the Board shall increase the size of the Board by one (1) director, as applicable, which vacancies shall be created on the applicable Classes of the Board in accordance with the provisions of Section 1.1(b) below, if the Certificate of Incorporation shall provide for the division of directors into three (3) classes; provided, however, that with respect to clause (x), if the Election Notice is received by the Company’s secretary or other officer designated for receipt of a stockholder proposal under the Bylaws at least five (5) Business Days prior to the Closing, such Board action shall be effective as of the Closing.

(a) RDLT will, in connection with any such nomination, (i) provide such additional information about the Steward Nominees as reasonably requested by the Nominating and Corporate Governance Committee of the Board or other relevant committee of the Board that oversees nominations of members of the Board (the “Committee”) consistent in all material respects with information requested of other nominees to the Board and (ii) cause the Steward Nominees to complete the Company’s director questionnaire and be reasonably available for interviews and discussions with the Committee.

(b) If RDLT is entitled to designate a Steward Nominee pursuant to Section 1.1(a), for so long as the Certificate of Incorporation shall provide for the division of directors into three (3) classes, each such Steward Nominee shall be designated as a class of director whose term will end at the next annual meeting of the Company’s stockholders following such Steward Nominee’s appointment; provided, however, that if the foregoing would result in the two Steward Nominees being the same class of director, the Second Steward Nominee shall be designated as a class of director whose term would end at the subsequent annual meeting of the Company’s stockholders. The Steward Nominees must be reasonably acceptable to the Committee and the Board (as determined by the directors on the Committee and the Board other than the Steward Designees); provided, that the Steward Nominees do not need to qualify as “independent” directors of the Company under Rule 5605(a)(2) of the Nasdaq Listing Rules (or other national securities exchange on which shares of Common Stock are listed), but may be appointed to and serve on a Committee only if and to the extent that the Steward Nominee shall satisfy the requirements for service on a Committee under applicable Laws and stock exchange rules, Charter, Bylaws or committee charter; provided, further, that the Steward Nominees do not need to have any specific qualifications to be considered reasonably acceptable; provided, however, that RDLT and the Company, on behalf of the Committee and the Board, hereby agree that a Steward Nominee or Steward Designee shall cease to be deemed reasonably acceptable and may be removed from the Board in accordance with Section 1.2(a) for Cause.

(c) Subject to Section 1.1(j), the Company shall (to the extent not prohibited by or in breach or violation of applicable Law) ensure that (i) each Steward Nominee nominated in accordance with this Section 1.1 is included in the Board’s slate of nominees submitted to the stockholders for election as directors at the next Applicable Election; (ii) each such Steward Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for the next Applicable Election; (iii) the Board recommends that the Company’s stockholders vote in favor of the election of each such Steward Nominee; (iv) the Company supports each such Steward Nominee for election in a manner no less favorable than the manner in which the Company supports its other nominees; and (v) the Company otherwise uses its commercially reasonable efforts to cause the election of each such Steward Nominee to the Board at each Applicable Election.

(d) If there is a Nominee Rejection (as defined below) pursuant to Section 1.1(j) hereof or removal of a Steward Designee in accordance with Section 1.2, then RDLT shall have the right to designate an alternate Person to be nominated for election by the Board (the “Alternate Steward Nominee”) by giving written notice to the Company in accordance with Section 9.11 hereof in no event later than fifteen (15) Business Days after receipt of notice of the Nominee Rejection or removal of a Steward Designee for Cause.

(e) RDLT will, in connection with such nomination, (i) provide such additional information about the Alternate Steward Nominee as reasonably requested by the Committee and (ii) cause the Alternate Steward Nominee to complete the Company’s director questionnaire and be reasonably available for interviews and discussions with the Committee.

(f) Subject to Section 1.1(j) hereof, the Company shall (to the extent not prohibited by or in breach or violation of applicable Law) ensure that: (i) each Alternate Steward Nominee nominated in accordance with his Section 1.1 is included in the Board’s slate of nominees submitted to the Company’s stockholders for election as directors at the next Applicable Election; (ii) each such Alternate Steward Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for the next Applicable Election; (iii) the Board recommends that the Company’s stockholders vote in favor of the election of each such Alternate Steward Nominee; and (iv) the Company otherwise uses its commercially reasonable efforts to cause the election of each such Alternate Steward Nominee to the Board at each Applicable Election.

(g) The Company shall work in good faith with RDLT to identify and pre-clear Steward Nominees and Alternate Steward Nominees, as the case may be, and take such other actions as reasonably requested by RDLT to assist RDLT in submitting Steward Nominees or Alternate Steward Nominees, as the case may be, that will not result in a Nominee Rejection under Section 1.1(j) hereof.

(h) For so long as RDLT is entitled to nominate a Steward Nominee pursuant to Section 1.1(a), if a vacancy occurs because of the death, disability, disqualification, resignation or removal of a Steward Designee as a member of the Board, the Company shall provide written notice of such vacancy to RDLT within three (3) Business Days of such vacancy. RDLT shall be entitled to designate such Person’s successor (the “Vacancy Nominee”) by giving written notice to the Company. Within thirty (30) Business Days of the date RDLT receives written notification of the vacancy from the Company RDLT shall notify the Company of any Vacancy Nominee or that it does not intend to fill such vacancy at such time. RDLT will provide the Company with such additional information about the Vacancy Nominee as is reasonably requested by the Committee and cause the Vacancy Nominee to be reasonably available for interviews and discussions with the Committee. Any successor that is appointed to fill a vacancy pursuant to this Section 1.1(h) shall have the right to serve until the next Applicable Election, or until his/her successor is elected and duly qualified.

(i) If there is a Nominee Rejection with respect to a Vacancy Nominee, then RDLT shall have the right to designate an alternative Person to fill the vacancy (the “Alternative Vacancy Nominee”) by giving written notice to the Company no later than fifteen (15) Business Days after receipt of notice of the Nominee Rejection. RDLT will provide the Company with such additional information about the Alternative Vacancy Nominee as is reasonably requested by the Committee and cause the Alternative Vacancy Nominee to be reasonably available for interviews and discussions with the Committee.

(j) Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to appoint to the Board, cause to be nominated for election to the Board or recommend to the stockholders the election of any Person the appointment, nomination or recommendation of whom the Board or the Committee determines in good faith, after consultation with and upon the advice of outside legal counsel, would constitute a breach of its fiduciary duties, including in connection with the Company’s due diligence process described below (a “Nominee Rejection”). Each Steward Nominee shall be subject to the Company’s customary due diligence process, including its review of a completed director questionnaire and a customary background check. Based on the foregoing, the Company may reasonably object to any such Steward Nominee within ten (10) days of receiving such completed questionnaire and background check authorization, provided that such objection is based upon one or more of the following: (1) such Steward Nominee was the subject of any order, judgment or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently enjoining such Steward Nominee from, or otherwise limiting, such Steward Nominee from engaging in any type of business practice, (2) such Steward Nominee is, at the time of nomination, a Competitor or employed or otherwise engaged in any capacity by a Competitor, or (3) such Steward Nominee could be removed from the Board in accordance with Section 1.2(a) for Cause (assuming such Steward Nominee had been a director of the Company) (clauses (1)-(3) collectively, the “Eligibility Criteria”); provided, however, that upon the occurrence of a Nominee Rejection, the

Company shall promptly and, in any event, within five (5) Business Days notify RDLT in writing of the occurrence of such Nominee Rejection, the reasons therefor and permit RDLT to provide an alternate individual in accordance with the applicable provisions hereof (Section 1.1(d) for a Steward Nominee or Alternate Steward Nominee for election at stockholder meetings and Section 1.1(h) and Section 1.1(i) for a Vacancy Nominee or Alternative Vacancy Nominee for filling vacancies on the Board) and the Company shall use its reasonable best efforts to perform its obligations hereunder with respect to such Alternate Steward Nominee or Alternative Vacancy Nominee.

(k) The rights of RDLT hereto do not attach to his respective shares of Common Stock and may only be assigned pursuant to Section 9.5 hereof.

(l) No later than five (5) Business Days after the First Threshold Date has occurred, RDLT will cause one (1) Steward Designee to resign immediately from the Board and all applicable committees thereof. No later than five (5) Business Days after the Second Threshold Date, RDLT will cause one (1) Steward Designee to resign immediately from the Board and all applicable committees thereof.

Section 1.2 Resignation or Removal of Steward Designees.

(a) The Board by majority vote (excluding any Steward Designees subject to removal) may recommend the removal of any Steward Designee to the stockholders of the Company for Cause. For the avoidance of doubt, the vacancy created by such removal shall be filled in accordance with Section 1.1(h).

(b) RDLT has the right to cause the Steward Designees to resign or recommend to the stockholders of the Company that the Steward Designees be removed from the Board, and the vacancy created by such resignation or removal shall be filled in accordance with Section 1.1(h).

(c) Within five (5) Business Days of receipt of written notice from` an authorized officer of the Company that a majority of the Board shall have determined that a Steward Designee no longer satisfies the Eligibility Criteria in any respect that is not in good faith contested in by RDLT in writing, RDLT shall cause a Steward Designee to resign immediately and the vacancy created by such resignation shall be filled in accordance with Section 1.1(h).

(d) Each Steward Designee shall, and RDLT shall use his reasonable best efforts to cause each Steward Designee to, resign from the Board in accordance with the terms of any policies or guidelines adopted by the Board that are applicable to members of the Board (or any Committee thereof) as a whole.

(e) In the event that the Board or RDLT makes the recommendation that a Steward Designee should be removed pursuant to Section 1.2(a) or Section 1.2(b), the Board or RDLT, as applicable, shall provide written notice to the Company and the other Steward Parties of such determination, and the Company and the Steward Parties agree to take all action necessary to give effect to such determination, including (i) causing such Steward Designee to resign from the Board promptly and (ii) if necessary, appearing at a meeting and voting or causing to be voted at such meeting all of its Voting Securities Beneficially Owned by them, or executing a written consent, in favor of removal of any such Steward Designee.

Section 1.3 Compensation. Except to the extent RDLT may otherwise notify the Company, the Steward Designees (to the extent they are not also employees of the Company) shall be entitled to compensation consistent with the compensation received by other non-employee directors and members of committees of the Board, including any fees and equity awards and any reimbursement for reasonable out-of-pocket expenses incurred in connection with their attendance of meetings of the Board (or committees of the Board) or the performance of their other duties as a director. The Company shall reimburse each Steward Designee for his or her reasonable out-of-pocket expenses incurred in connection with the attendance of meetings of the Board or any committee of the Board.

Section 1.4 Indemnification. For so long as any Steward Designee serves as a director of the Company, (i) the Company shall provide such Steward Designee with at least the same expense reimbursement, benefits, indemnity, exculpation and other arrangements provided to the other directors of the Company and (ii) the Company shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any Steward Designee as and to the extent consistent with applicable Law, the Certificate of Incorporation, the Company’s Amended and Restated Bylaws and any indemnification agreements with directors of the Company (whether such right is contained in the organizational documents of the Company or another document) (except to the extent such amendment or alteration permits the Company to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

Section 1.5 Committee Participation. Subject to applicable Law, the listing requirements and corporate governance rules of Nasdaq (or other national securities exchange on which shares of Common Stock are then listed), including any heightened independence requirements for service on specific committees, for so long as any Steward Designee serves as a director of the Company, (a) the Board shall in good faith consider appointing the Steward Designees to committees of the Board on which such Steward Designee is qualified to serve, and (b) if a Steward Designee is not a member of a particular committee of the Board, the Company shall deliver written notice of any meetings or actions to be taken by written consent of such committee to the Steward Designees at the same time as the members of such committee receive notice.

Section 1.6 Voting Requirements.

(a) From and after the Closing until the expiration of the Tail Period, each of RDLT and MC will, and will cause their respective Affiliates to, be counted as present for purposes of establishing a quorum and vote or cause to be voted all Voting Securities Beneficially Owned by them as of the record date for determining the stockholders of the Company entitled to vote at any annual or special meeting of stockholders of the Company (however noticed or called), or, to the extent action is permitted to be taken by written consent, pursuant to any written consent of the Company’s stockholders, in accordance with the recommendation of the Board; provided, that until the earlier of (a) the Earnout Issuance Date, or (b) the date that is two years following the Closing, each of RDLT and MC and their respective Affiliates will be permitted to vote (i) the Closing Class A Shares then held by them and (ii) shares of Common Stock in an amount equal to their respective portions of the Earnout Class A Shares, in each case as each of RDLT and MC determine in their sole discretion on Company stockholder votes to approve (A) solely if a vote of the Common Stock is required by the General Corporation Law of the State of Delaware or the listing rules of the Nasdaq Stock Market, or such other national securities exchange on which the Common Stock is primarily listed, the issuance of shares of any class or series of capital stock of the Company (or any security convertible into or exercisable for shares of any class or series of capital stock of the Company), other than (1) the issuance of shares of any class or series of capital stock of the Company (or any security convertible into or exercisable for shares of any class or series of capital stock of the Company) to directors, officers, employees, or consultants of the Company or its subsidiaries or affiliates as compensation in connection with their service as such, or (2) the issuance of shares of any class or series of capital stock of the Corporation (or any security convertible into or exercisable for shares of any class or series of capital stock of the Corporation), the proceeds of which would be used solely to repay indebtedness of the Company and related expenses, or (B) a Change in Control in which the enterprise value of the Company implied in such transaction is less than $2,500,000,000; provided, further, that during any Tail Period, each of RDLT and MC and their respective Affiliates shall be permitted to vote Voting Securities Beneficially Owned by them, in the aggregate, up to the Cap as each of RDLT and MC determine in their sole discretion on stockholder votes to approve a Change in Control. Notwithstanding anything in this Section 1.6(a) to the contrary, each of RDLT and MC and their respective Affiliates shall be permitted to vote Voting Securities Beneficially Owned by them as each of RDLT and MC determine in their sole discretion with respect to any proposal submitted by any stockholder of the Company (including any proposal pursuant to Rule 14a-8) or by the Board in direct response to a stockholder of the Company, regardless of the Board’s recommendation with respect to such proposal.

(b) Following the expiration of the Tail Period, each of RDLT and MC will (i) be permitted to vote Voting Securities Beneficially Owned by them, in the aggregate, up to the Cap as each of RDLT and MC determine in their sole discretion and (ii) vote all Voting Securities Beneficially Owned by them, in the aggregate, in excess of the Cap in the same proportion as the holders of Voting Securities (other than RDLT and MC and their respective Affiliates) vote their Voting Securities with respect to any given matter; provided, that each of RDLT and MC may elect, in their sole discretion, to instead vote all Voting Securities Beneficially Owned by them in excess of the Cap in accordance with the recommendation of the Board.

(c) Each of RDLT and MC hereby irrevocably appoint as his proxy and attorney-in-fact the Chief Executive Officer and the General Counsel of the Company, and each of them, in his or her capacity as such, and any individual who shall hereafter succeed to such offices of the Company, with full power of substitution, to vote or execute written consents with respect to all Voting Securities Beneficially Owned by each of RDLT and MC in accordance with Section 1.6(a); provided that such proxy may only be exercised if RDLT or MC has failed to comply with the terms of Section 1.6(a) by the date that is two (2) Business Days prior to the applicable meeting (or within two (2) Business Days after the request for written consents, as applicable). This proxy is coupled with an interest and shall be irrevocable, and each of RDLT and MC will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revoke any proxy previously granted by him with respect to any Voting Securities Beneficially Owned by him.

ARTICLE II

STANDSTILL RESTRICTIONS

Section 2.1 Standstill Restrictions. Each of RDLT and MC shall not, and shall cause each of their respective Affiliates not to, directly or indirectly, alone or in concert with others, take any of the actions set forth below (or take any action that would reasonably be expected to require the Company to make an announcement regarding any of the following):

(a) effect, seek, offer, engage in, propose (whether publicly or otherwise) or cause or participate in:

(i) any (A) acquisition of Beneficial Ownership of any Equity Interests of the Company (except pursuant to the Merger Agreement, the provisions of Article V of this Agreement, or by way of any stock split, dividend, spin-off, combination, reclassification or recapitalization of the Company and its Common Stock), or (B) tender offer, exchange offer, merger proposal or other offer or extraordinary transaction, in each case with respect to clause (A) or (B) the effect of which if completed would be a Change in Control or otherwise engage in a Change in Control unless such acquisition, tender offer, exchange offer, merger proposal, proposal or transaction is approved by a majority of the independent directors of the Board; provided, that if such acquisition, tender offer, exchange offer, merger proposal, proposal or transaction is being conducted by a third-party that is not an Affiliate of RDLT and MC, the foregoing shall not prevent RDLT and MC from tendering, exchanging, exercising voting rights in respect of, or otherwise exercising rights in respect of and opting to receive the benefit of such proposal or transaction in the same manner as offered to other holders of the Company’s Common Stock not participating in the “group” (as such term is used in Section 13(d)(3) of the Exchange Act) conducting such proposal or transaction; or

(ii) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission, but without regard to the exclusion set forth in Section 14a-1(l)(2)(iv) from the definition of “solicitation”) with respect to the Company or any of its Affiliates or any action resulting in any of RDLT and MC, or any of their Affiliates, or such other Person becoming a “participant” in any “election contest” (as such terms are used in the proxy rules of the Commission) with respect to the Company or any of its Subsidiaries; provided that, none of RDLT and MC will be deemed to be engaged in the solicitation of proxies or such a “participant” merely by reason of the membership of the Steward Designees on the Board or a recommendation of the Board as to how stockholders of the Company should vote;

(b) except as contemplated by Section 1.1 and Section 1.2 of this Agreement, (a) propose any matter for submission to a vote of stockholders of the Company or any of its Affiliates or (b) seek election to, seek to place a representative on, or seek the removal of, any director of the Company or any of its Affiliates;

(c) form, join or participate in a “group” (as such term is used in Section 13(d)(3) of the Exchange Act) with respect to any Equity Interest of the Company, or deposit any Equity Interest of the Company in a voting trust or, except as contemplated by this Agreement, subject any Equity Interest of the Company to any arrangement or agreement with respect to the voting of such Equity Interest or other agreement having similar effect; provided, that acting in accordance with the recommendation of the Company’s then current Board or officers (including, without limitation, the voting obligations set forth in Section 1.6) shall not be prohibited by the foregoing restriction;

(d) except as contemplated by this Agreement and except for proxies granted to Affiliates of RDLT and MC (and their respective employees, attorneys and agents (other than Persons who are attorneys and agents solely as a result of the granting of such proxy), grant any proxy with respect to any Equity Interests of the Company;

(e) enter into any discussions, negotiations, arrangements or understandings with any Persons with respect to any of the foregoing, or advise, assist, encourage or seek to persuade others to take any action with respect to any of the foregoing;

(f) disclose to any Person (other than an Affiliate) or otherwise induce, encourage, discuss or facilitate, any intention, plan or arrangement inconsistent with the foregoing or with the restrictions on transfer set forth in Article III or form any such intention which would result in the Company or any of its Affiliates or any of RDLT and MC or any of their Affiliates being required to make any such disclosure in any filing with a Governmental Authority or being required to make a public announcement with respect thereto.

Section 2.2 Termination of Standstill Restrictions. The provisions of this Article II shall apply at all times that a Steward Designee or an Affiliate of RDLT is serving on the Board and shall terminate following the expiration of the Tail Period, and may earlier terminate upon approval of the Board (excluding any Steward Designee); provided, however, that if RDLT or MC take any actions after the expiration or termination of the provisions of this Article II that would have been prohibited pursuant to the provisions of this Article II or while on the Board, then the rights of RDLT and MC pursuant to Section 1.1 of this Agreement shall terminate.

ARTICLE III

RESTRICTIONS ON TRANSFER

Section 3.1 Transfers During the Lock-Up Period. From and after the Closing until the first (1st) anniversary of the Closing Date, none of the Steward Parties or MPT shall Transfer any shares of Common Stock except (i) each of MPT, RDLT and MC shall be entitled to sell in the aggregate up to four percent (4%) of the Company’s outstanding Common Stock (calculated as of immediately following the Closing, and as adjusted for any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, exchange or similar reorganization of shares) in open market transactions, (ii) Transfers expressly permitted under this Agreement or pursuant to a Change in Control so long as (A) such Change in Control has been approved by the Board or (B) such Change in Control has been accepted by a majority of the Company’s stockholders other than MPT, RDLT and MC and each of their respective Affiliates, (iii) Transfers with the prior written consent of the Board, and (iv) Transfers to Permitted Transferees (subject to Section 9.5) and, in the case of clauses (i)-(iv):

(a) pursuant to an effective Registration Statement under the Securities Act;

(b) pursuant to Rule 144; or

(c) upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company that such Transfer is exempt from registration under the Securities Act and applicable state laws.

Section 3.2 Transfers Following the Lock-Up Period. From and after the first (1st) anniversary of the Closing Date, each of RDLT and MC shall be permitted to Transfer shares of Common Stock, subject to Article IV, (a) in open market sales or (b) in privately negotiated sales; provided, that each of RDLT and MC hereby covenants and agrees that he shall not Transfer any shares of Common Stock in such privately negotiated sale (i) to any Person if, to the knowledge of either RDLT or MC, as applicable, such Transfer would cause such Person and its Affiliates to own more than 4.99% of the outstanding Common Stock as of the date of such Transfer or (b) to any Person known by RDLT or MC, after reasonably inquiry, to be a Competitor without the prior written approval of the independent directors of the Board.

Section 3.3 Restrictions on Encumbrances. From and after the Closing until the first (1st) anniversary of the Closing Date, no Steward Party or MPT shall hedge, pledge, mortgage, charge or otherwise create any encumbrance over any shares of Common Stock held by it (other than the pledge of such Common Stock in favor of the agent for the secured parties under the financing facility of SHCS and its Subsidiaries in effect on the date hereof, as the same may be amended, as required thereunder to secure a release of the Target Parties and in connection with any exercise of remedies in respect of such pledge). For the avoidance of doubt, the expiration of the covenants set forth in this Section 3.3 shall not limit or otherwise affect the covenants or other restrictions contained in this Agreement or otherwise applicable to the directors (including any Steward Designee).

Section 3.4 Transfers Not in Compliance. A purported or attempted Transfer of shares of Common Stock by a Steward Party or MPT, and any purported assignment of a Steward Party’s or MPT’s rights and obligations hereunder, that does not comply with Section 3.1, Section 3.2, Section 3.3 and Section 9.5 shall be void ab initio and the purported transferee or successor by operation of law shall not be deemed to be a stockholder of the Company for any purpose and shall not be entitled to any of the rights of a stockholder, including, without limitation, the right to vote any shares of Common Stock entitled to vote or to receive a certificate or certificates for the shares of Common Stock or any dividends or other distributions on or with respect to the shares of Common Stock.

Section 3.5 Legends on Certificates. Subject to Section 7.10(b), each of the Steward Parties and MPT hereby acknowledges and agrees that, during the term of this Agreement, each of the certificates or book-entry confirmations representing the Seller Class A Shares shall be subject to stop transfer instructions and shall include legends in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), (II) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN COMPLIANCE WITH ALL APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN SECURITIES LAWS.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN INVESTOR RIGHTS AGREEMENT, DATED AS OF November 10, 2022, AMONG CAREMAX, INC. (THE “COMPANY”) AND CERTAIN OTHER PARTIES THERETO (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).”

ARTICLE IV

RIGHT OF FIRST OFFER; CO-SALE RIGHTS.

Section 4.1 Right of First Offer.

(a) If RDLT or MC (a “Transferor”) proposes to Transfer any shares of Common Stock to one or more Persons in accordance with Article III, except (i) for a Transfer to a Permitted Transferee or (ii) a Transfer in accordance with Section 4.3, the Transferor shall first deliver an irrevocable written notice to the Company (the “Transfer Notice”) offering such shares of Common Stock for sale and specifying the number of shares of Common Stock to be sold (the “Offered Securities”), the purchase price thereof, a summary in reasonable detail of any material covenants or conditions to closing of the proposed Transfer, and the proposed closing date upon which the proposed Transfer is to be effected.

(b) Upon receipt of the Transfer Notice, the Company shall have a period of (i) three (3) Business Days, in the event of a proposed Block Trade or (ii) ten (10) Business Days for all other Transfers (such period, the “Company Option Period”), to elect to purchase all, and not less than all, of the Offered Securities at the price and subject to the terms and conditions as described in the Transfer Notice, by notifying the Transferor in writing before expiration of the applicable Company Option Period of its intention to purchase all of the offered Securities.

(c) If the Company gives the Transferor written notice pursuant to Section 4.1(b) that it desires to purchase the Offered Securities, then payment for the Offered Securities to be purchased shall be made by wire transfer in immediately available funds of the appropriate currency, against transfer of such Offered Securities to be purchased and, an executed instrument of transfer, at a place agreed by the Transferor and the Company, and at the time of the scheduled closing therefor.

Section 4.2 Co-Sale Rights.

(a) In the event of any proposed Transfer of shares of Common Stock by RDLT (x) in connection with a Transfer of twenty-five percent (25%) or more of the Company’s outstanding shares of Common Stock to a single holder or a group (within the meaning of Rule 13d-3 of the Exchange Act), including, but not limited to, a Change in Control, or (y) to one or more Competitors, if (i) the Company was entitled to exercise but elected not to exercise its right of first offer as to any Offered Securities proposed to be sold by RDLT in the Transfer Notice, (ii) at the time of the proposed Transfer, the Earnout Class A Shares have been issued in accordance with the Merger Agreement, and (iii) RDLT and his Affiliates Beneficially Own at least ten percent (10%) of the Company’s outstanding shares of Common Stock, then the Company shall have the right to participate in such proposed Transfer, to the prospective transferee on the same terms and conditions as specified in the Transfer Notice by notifying RDLT in writing within three (3) Business Days upon the expiration of the Company Option Period; provided that the Company shall not be obligated in connection with such Transfer (i) to pay any amount with respect to any liabilities arising from the representations and warranties made by it in excess of its share of the total consideration paid by the prospective transferee, (ii) to make any representations or warranties concerning the business or assets of the Company, or (iii) enter into any non-competition or non-solicitation covenant or agreement.

(b) The maximum number of shares of Common Stock that the Company may elect to sell shall be equal to the product of (i) the aggregate number of the Offered Securities subject to the co-sale right herein, multiplied by (ii) a fraction, the numerator of which is the sum of the total number of shares of Common Stock not held by RDLT (determined on a fully-diluted and an as-converted basis) and (b) the denominator of which is sum of the total number of shares of Common Stock outstanding (determined on a fully-diluted and an as-converted basis), in each case calculated as of the date on which such Transfer Notice is delivered to the Company.

(c) The Company shall effect its participation in the sale by promptly delivering to RDLT for Transfer to the prospective transferee, before the applicable closing, an instrument of transfer in respect of the number of shares of Common Stock that the Company elects to sell duly executed by or on behalf of the Company. The Company shall update its register of stockholders upon consummation of such Transfer to record the Transfer of such shares of Common Stock to the transferee.

(d) The shares of Common Stock that the Company elects to sell by way of participation in such sale shall be transferred to the prospective purchaser in consummation of the sale of the Offered Securities pursuant to the terms and conditions specified in the Transfer Notice, and RDLT shall concurrently therewith remit, or shall procure the prospective transferee concurrently therewith remit to the Company that portion of the sale proceeds to which such the Company is entitled by reason of its participation in such sale.

(e) To the extent that any prospective purchaser does not agree to the participation by the Company in a proposed Transfer or otherwise refuses to purchase the shares of Common Stock from the Company, RDLT shall not sell to such prospective purchaser any Offered Securities unless and until, simultaneously with such sale, RDLT shall purchase from the Company such shares of Common Stock that the Company would otherwise be entitled to sell to the prospective purchaser pursuant to its co-sale rights under this Section 4.2 for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

(f) RDLT may consummate the Transfer of any Offered Securities that remain after the exercise of the right of first offer by the Company and the co-sale right by the Company pursuant to Section 4.1 or Section 4.2 to a Person who is not an Affiliate of the Steward Parties or MPT, no later than sixty (60) days following delivery to the Company of the Transfer Notice, which shall be on the terms and conditions no more favorable to the prospective transferee than those described in the Transfer Notice. Any proposed transfer at a lower price or upon non-price terms and conditions that are more favorable to the prospective transferee than those described in the Transfer Notice, as well as any proposed transfer of any shares of Common Stock by RDLT after such sixty (60) day period following delivery to the Company of the Transfer Notice, shall again be subject to the right of first offer by the Company and the co-sale right by the Company, and shall require compliance by RDLT with the procedures described in Section 4.1 and Section 4.2.

Section 4.3 Notwithstanding anything in this Article IV to the contrary, subject to Article III, sales by each of RDLT and MC of shares of Common Stock in open market transactions in any three (3) month period in an amount less than volume limitations of Rule 144(e) under the Securities Act shall not be subject to the rights of first offer or co-sale rights set forth in this Article IV.

ARTICLE V

PREEMPTIVE RIGHTS.

Section 5.1 For so long as (i) RDLT is entitled to nominate a Steward Nominee pursuant to Section 1.1 of this Agreement, or (ii) RDLT and his Affiliates Beneficially Own at least ten percent (10%) of the Company’s outstanding shares of Common Stock, whichever is later, the Steward Parties and MPT shall have the right to purchase their respective pro rata portion (the “Pre-emptive Shares”) of any New Securities (other than, for the avoidance of doubt, any Excluded Securities) that the Company may from time to time issue or sell to any Person in a public offering or offering under Rule 144A. For this purpose, the Steward Parties’ and MPT’s respective pro rata portion is equal to the ratio of (a) the number of shares of Common Stock (including all shares of Common Stock issuable or issued upon exercise or conversion of outstanding warrants or options or convertible securities) of which the Steward Parties, together with their Affiliates, or MPT and its Affiliates (as the case may be) are holders or would be holders upon conversion or exercise at the time notice of the proposed issuance of such New Securities is given by the Company pursuant to Section 5.2 to (b) the total number of shares of Common Stock (including all shares of Common Stock issued or issuable upon the exercise or conversion of any outstanding warrants or options or convertible securities) outstanding immediately prior to the issuance of such New Securities. Any exercise or purchase of Preemptive Shares pursuant to this Section 5.1 must be conducted in compliance with applicable Law, which may include, without limitation, the offer and sale of Pre-emptive Shares via a concurrent private placement or directed allocation.

Section 5.2 The Company shall give written notice (an “Issuance Notice”) of any proposed issuance or sale described in Section 5.1 to the Steward Parties and MPT, which Issuance Notice shall set forth the material terms and conditions of the proposed issuance, including:

(a) the number of New Securities proposed to be issued;

(b) the number of Pre-emptive Shares to which the Steward Parties and MPT would be entitled;

(c) the proposed issuance date, which shall be at least five (5) days following the date of the Issuance Notice; and

(d) the proposed purchase price per share or that the purchase price per share will be determined based upon the trading price of shares of Common Stock at the time of issuance or by some other method.

Section 5.3 RDLT, on behalf of the Steward Parties, and MPT (on its own behalf) shall for a period of fifteen (15) days following the receipt of an Issuance Notice (the “Exercise Period”) have the right to elect irrevocably to purchase, at the purchase price and on the terms set forth in the Issuance Notice, all or a portion of the Pre-emptive Shares by delivering a written notice to the Company. The Steward Parties’ or MPT’s (as the case may be) election to purchase Pre-emptive Shares shall be binding and irrevocable. If RDLT, on behalf of the Steward Parties, or MPT (on its own behalf) fails to deliver a valid written notice of his election within the Exercise Period in accordance with this Section 5.3, then the Steward Parties or MPT (as the case may be) shall be deemed to have waived all of their respective pre-emptive rights with respect to the New Securities described in the Issuance Notice.

Section 5.4 The Company shall be free to complete the proposed issuance or sale of New Securities described in the Issuance Notice, including with respect to any Pre-emptive Shares not elected to be purchased pursuant to Section 5.3 above, in accordance with the terms and conditions set forth in the Issuance Notice (except that the amount of New Securities to be issued or sold by the Company may be reduced in the Company’s discretion) so long as such issuance or sale is closed within ninety (90) days after the expiration of the Exercise Period. In the event the Company has not sold such New Securities in such time period, the Company shall not thereafter issue or sell any New Securities without first delivering an Issuance Notice, as appropriate, in accordance with the procedures set forth in this Article V.

Section 5.5 The Company and the Steward Parties and/or MPT (as applicable) shall consummate the issuance and sale of any Pre-emptive Shares at the same time and upon the same terms and conditions as the other purchasers of New Securities described in the Issuance Notice, subject to compliance with applicable Law as contemplated by Section 5.1; provided, however, that the consummation of any purchase by the Steward Parties and/or MPT (as applicable) may be extended beyond the consummation of the sale of the New Securities to other purchasers to the extent necessary to obtain required approvals from any Governmental Authority.

Section 5.6 In the case of a sale of New Securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board.

Section 5.7 The election by RDLT, on behalf of the Steward Parties, or by MPT (on its own behalf) not to exercise its respective pre-emptive rights under this Article V in any one instance shall not affect its respective right as to any subsequent proposed issuance.

ARTICLE VI

ADDITIONAL AGREEMENTS.

Section 6.1 Spin-Offs or Split-Offs. In the event that the Company effects the separation of any portion of its business into one or more entities (each, a “NewCo”), whether existing or newly formed, including by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, the Steward Parties and MPT will receive Equity Interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to enter into an investor rights agreement with the Steward Parties and MPT that provides the Steward Parties and MPT with rights vis-á-vis such NewCo that are substantially identical to those set forth in this Agreement.

Section 6.2 Cooperation. The Steward Parties shall reasonably cooperate with the Company and the Board and furnish to the Company any and all pertinent information in its possession or under its Control relating to the Steward Parties that is reasonably requested or required by any Governmental Authority, financial or tax advisor in connection with the conduct of business by the Company or any of its Affiliates. The Company shall provide reasonable advance written notice to the Steward Parties of any such information request and, to the extent requested to do so by the Steward Parties, take reasonable efforts, to the extent practicable, to seek to minimize the amount of such information that the Steward Party making such request is required to provide. The Company shall take reasonable efforts to preserve the confidentiality of any such information furnished by the Steward Parties at the request of the Company pursuant to this Section 6.2, including requesting reliable assurance that confidential treatment will be accorded any such information furnished to a third party. To the extent practicable, the Steward Parties may provide any such information, to the extent confidential or proprietary, directly to the third party requesting such information rather than to the Company.

Section 6.3 Company Property. No real or other property of the Company shall be deemed to be owned by any Steward Party individually, but shall be owned by and title shall be vested solely in the Company. The interests of the Steward Parties in the Company shall constitute personal property.

ARTICLE VII

REGISTRATION RIGHTS.

Section 7.1 Resale Shelf Registration Rights.

(a) Registration Statement Covering Resale of Registrable Securities. The Company shall use its reasonable best efforts to prepare and file or cause to be prepared and filed with the Commission, no later than one hundred twenty (120) days following the Closing (the “Filing Deadline”), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Steward Parties and MPT of all of the Registrable Securities held by the Steward Parties and MPT (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-3 (“Form S-3”), or if Form S-3 is not then available to the Company for such Registration Statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, that if Form S-3 is not available for such offering, the Company shall file, within thirty (30) days of such time as Form S-3 is available for the Resale Shelf Registration Statement, a post-effective amendment to the Resale Shelf Registration Statement then in effect, or otherwise file a Registration Statement on Form S-3, registering the Registrable Securities for resale in accordance with the immediately preceding sentence on Form S-3 (provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement (or post-effective amendment) on Form S-3 covering such Registrable Securities has been declared effective by the Commission). The Company shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, but in no event later than the earlier of (i) sixty (60) days following the Filing Deadline and (ii) three (3) Business Days after the Commission notifies the Company that it will not review the Resale Shelf Registration Statement, if applicable (the “Effectiveness Deadline”); provided, that, if the Registration Statement filed pursuant to this Section 7.1(a) is reviewed by, and the Company receives comments from, the Commission with respect to such Registration Statement, the Effectiveness Deadline shall be extended to ninety (90) days following the Filing Deadline. Without limiting the foregoing, as soon as practicable, but in no event later than three (3) Business Days, following the resolution or clearance of all Commission comments or, if applicable, following notification by the Commission that any such Registration Statement or any amendment thereto will not be subject to review, the Company shall file a request for acceleration of effectiveness of such Registration Statement (to the extent required, by declaration or ordering of effectiveness, of such Registration Statement or amendment by the Commission) to a time and date not later than two (2) Business Days after the submission of such request. Once effective, the Company shall use reasonable best efforts to keep the Resale Shelf Registration Statement continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times for the public resale of all of the Registrable Securities until such date as all Registrable Securities covered by the Resale Shelf Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement. The Resale Shelf Registration Statement shall contain a Prospectus in such form as to permit any Steward Party and MPT to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement, and the Company shall file with the Commission the final form of such Prospectus pursuant to Rule 424 (or successor thereto) under the Securities Act no later than the first (1st) Business Day after the Resale Shelf Registration Statement becomes effective. The Resale Shelf Registration Statement shall provide that the Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Steward Parties or MPT. Without limiting the foregoing, subject to any comments from the Commission, each Registration Statement filed pursuant to this Section 7.1 shall include a “plan of distribution” approved by RDLT in his reasonable discretion (with respect to the Steward Parties) and MPT in its reasonable discretion (with respect to MPT).

(b) Notwithstanding the registration obligations set forth in this Section 7.1, in the event that, despite the Company’s efforts to include all of the Registrable Securities in any Registration Statement filed pursuant to Section 7.1(a), the Commission informs the Company (the “Commission’s Notice”) that all of the Registrable Securities cannot, as a result of the application of Rule 415 or otherwise, be Registered for resale as a secondary offering on a single Registration Statement, the Company agrees to promptly (i) inform each of the holders thereof and use its reasonable best efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and (ii) as soon as practicable but in no event later than the New Registration Statement Filing Deadline, file an additional Registration Statement (a “New Registration Statement”), on Form S-3, or if Form S-3 is not then available to the Company for such Registration Statement, on such other form available to register for resale the Registrable

Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its reasonable best efforts to advocate with the Commission for the Registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. RDLT shall have the right to participate or have his legal counsel participate in any meetings or discussions with the Commission regarding the Commission’s position and to comment or have his legal counsel comment on any written submission made to the Commission with respect thereto. No such written submission shall be made to the Commission to which RDLT’s legal counsel reasonably objects. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be Registered on a particular Registration Statement as a secondary offering, unless otherwise directed in writing by a holder as to its Registrable Securities directing the inclusion of less than such holder’s pro rata amount, the number of Registrable Securities to be Registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Steward Parties and MPT. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more Registration Statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not Registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement. If the Company shall not be able to register for resale all of the Registrable Securities on the Resale Shelf Registration Statement within three (3) months following the date of the Company’s receipt of the Commission’s Notice, then, until such Resale Shelf Registration Statement is effective, each of the Steward Parties and MPT shall be entitled to demand registration rights pursuant to Section 7.2 below as long as the demand request is a proposal to sell Registrable Securities with an aggregate market price at the time of request of not less than $50,000,000 (the “Shelf Demand Right”).

(c) Registrations effected pursuant to this Section 7.1 shall not be counted as Demand Registrations effected pursuant to Section 7.2.

(d) No Steward Party or MPT shall be named as an “underwriter” in any Registration Statement filed pursuant to this Section 7.1 without the Steward Party’s or MPT’s (as the case may be) prior written consent; provided that, if the Commission requests that a Steward Party or MPT be identified as a statutory underwriter in the Registration Statement, then such Steward Party or MPT will have the option, in its sole and absolute discretion, to either (i) have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company, in which case the Company’s obligation to register such Steward Party’s or MPT’s Registrable Securities shall be deemed satisfied or (ii) be included as such in the Registration Statement. Each Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and shall be subject to the approval, which shall not be unreasonably withheld or delayed, of) the Steward Parties and MPT prior to its filing with, or other submission to, the Commission; provided that, the Company shall not be deemed to be in breach of any Effectiveness Deadline or other deadline set forth in this Agreement if the failure of the Company to meet such deadline is the result of a Steward Party’s or MPT’s (as the case may be) failure to approve such Registration Statement or amendment or supplement thereto or request for acceleration thereof.

(e) In the event that on any Trading Day (as defined below) (the “Registration Trigger Date”) the number of shares available under the Registration Statements filed pursuant to this Section 7.1 is insufficient to cover all of the Registrable Securities (without giving effect to any limitations on the exercise or conversion of any securities exercisable for, or convertible into, Registrable Securities), the Company shall amend such Registration Statements, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover the total number of Registrable Securities so issued or issuable (without giving effect to any limitations on the exercise or conversion of any securities exercisable for, or convertible into, Registrable Securities) as of the Registration Trigger Date as soon as practicable, but in any event within fifteen (15) days after the Registration Trigger Date. the Company shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof, but in any event the Company shall cause such amendment and/or new Registration Statement to become effective within sixty (60) days of the Registration Trigger Date (or ninety (90) days if the applicable Registration Statement or amendment is reviewed by, and comments are thereto provided from, the Commission) or as promptly as practicable in the event the Company is required to increase its authorized shares. “Trading Day” shall mean any day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

Section 7.2 Demand Registrations.

(a) Requests for Registration. Subject to the terms and conditions of this Agreement, at any time or from time to time, provided that the Company does not then have an effective Registration Statement outstanding covering all of the Registrable Securities, RDLT, on behalf of any or all Steward Parties, or MPT, (on its own behalf) may request Registration under the Securities Act of all or any portion of their Demand Registrable Securities on Form S-1 or any similar long-form registration statement (“Long-Form Registrations”) or, if available, on Form S-3 (including a shelf registration pursuant to Rule 415 under the Securities Act) or any similar short-form registration statement, including an automatic shelf registration statement (as defined in Rule 405) (an “Automatic Shelf Registration Statement”), if available to the Company (“Short-Form Registrations”), in accordance with Section 7.2(b) and Section 7.2(c) below (“Demand Registrations”). Each request for a Demand Registration shall specify the approximate number of Demand Registrable Securities requested to be Registered and the intended method of distribution. Within five (5) Business Days after receipt of any such request, the Company shall give written notice of such requested Registration to all other holders of Demand Registrable Securities and, subject to the terms and conditions set forth herein, shall include in such Registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all such Demand Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after the receipt of the Company’s notice. Each holder of Registrable Securities agrees that such holder shall treat as confidential the receipt of the notice of Demand Registration and shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the holder in breach of the terms of this Agreement

(b) Long-Form Registrations. RDLT, on behalf of any or all Steward Parties, and MPT (on its own behalf) each may request one (1) Long-Form Registration in which the Company shall pay all Registration Expenses whether or not any such Long-Form Registration has become effective; in each case, provided that, the Company shall not be obligated to effect, or to take any action to effect, any Long-Form Registration (x) unless the aggregate market price of the Demand Registrable Securities requested to be Registered in such Long-Form Registration exceeds $50,000,000 (or with respect to the Shelf Demand Right, $25,000,000) at the time of request, or (y) if the Company has already effected a Demand Registration (which became effective) in the preceding 45-day period. A Registration shall not count as the sole permitted Long-Form Registration until it has become effective and unless the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such Registration; provided, that in any event, the Company shall pay all Registration Expenses in connection with any Registration initiated as a Long-Form Registration whether or not it has become effective and whether or not such Registration has counted as one of the permitted Long-Form Registrations hereunder.

(c) Short-Form Registrations. In addition to the Long-Form Registration provided pursuant to Section 7.2(b), RDLT, on behalf of any or all Steward Parties, and MPT (on its own behalf) shall be entitled to request Short-Form Registrations for Demand Registrable Securities in which the Company shall pay all Registration Expenses whether or not any such Short-Form Registration has become effective; provided, however, that the Company shall not be obligated to effect any such Short-Form Registration: (i) if the holders of Demand Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such Short-Form Registration, propose to sell Demand Registrable Securities with an aggregate market price at the time of request of less than $25,000,000, (ii) if the Company has already effected three (3) Short-Form Registrations (which became effective) for the holders of Demand Registrable Securities requesting a Short-Form Registration pursuant to this Section 7.2(c), or (iii) if the Company has already effected a Demand Registration (which became effective) in the preceding 90-day period. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable Short-Form Registration and if the managing underwriters (if any) agree to the use of a Short-Form Registration. For so long as the Company is subject to the reporting requirements of the Exchange Act, the Company shall use its reasonable best efforts to make Short-Form Registrations available for the offer and sale of Demand Registrable Securities. If the Company is qualified to and, pursuant to the request of RDLT, has filed with the Commission a Registration Statement under the Securities Act on Form S-3 pursuant to Rule 415 (a “Shelf Registration”), then the Company shall use its reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act as soon as practicable after filing, and, if the Company is a WKSI at the time of any such request, to cause such Shelf Registration to be an Automatic Shelf Registration Statement, and once effective, the Company shall cause such Shelf Registration to remain effective (including by filing a new Shelf Registration, if necessary) for a period ending on the earlier of (i) the date on which all Demand Registrable Securities included in such Registration have been sold or distributed pursuant to the Shelf Registration or (ii) the date as of which all of the Demand Registrable Securities included in such Registration are able to be sold within a 90-day period in compliance with Rule 144 under the Securities Act (without any restrictions as to volume or the manner of sale or otherwise). If for any reason the Company ceases to be a WKSI or becomes ineligible to utilize Form S-3, the Company shall prepare and file with the Commission a Registration Statement or Registration Statements on such form that is available for the sale of Registrable Securities.

(d) Shelf Takedowns. At any time when the Resale Shelf Registration Statement or a Shelf Registration for the sale or distribution by holders of Registrable Securities on a delayed or continuous basis pursuant to Rule 415, including by way of an underwritten offering, block sale or other distribution plan (each, a “Resale Shelf Registration”), is effective and its use has not been otherwise suspended by the Company in accordance with the terms of Section 7.2(f) below, upon a written demand (a “Takedown Demand”) by any Steward Party or MPT (as the case may be) that is, in either case, a Shelf Participant holding Registrable Securities at such time (the “Initiating Holder”), the Company will facilitate in the manner described in this Agreement a “takedown” of Registrable Securities off of such Resale Shelf Registration (a “Takedown Offering”) and the Company shall pay all Registration Expenses in connection therewith; provided that, the Company will provide (x) in connection with any non-marketed underwritten Takedown Offering (other than a Block Trade), at least two (2) Business Days’ notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant, (y) in connection with any Block Trade initiated prior to the three (3) year anniversary of the date hereof, notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant no later than noon Eastern time on the Business Day prior to the requested Takedown Demand and (z) in connection with any marketed underwritten Takedown Offering, at least five (5) Business Days’ notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant. In connection with (x) any non-marketed underwritten Takedown Offering initiated prior to the three (3) year anniversary of the date hereof and (y) any marketed underwritten Takedown Offering, if any Shelf Participants entitled to receive a notice pursuant to the preceding sentence request inclusion of their Registrable Securities (by notice to the Company, which notice must be received by the Company no later than (A) in the case of a non-marketed underwritten Takedown Offering (other than a Block Trade), the Business Day following the date notice is given to such participant, (B) in the case of a Block Trade, by 10:00 p.m. Eastern time on the date notice is given to such participant and (C) in the case of a marketed underwritten Takedown Offering, three (3) Business Days following the date notice is given to such participant), the Initiating Holder and the other Shelf Participants that request inclusion of their Registrable Securities shall be entitled to sell their Registrable Securities in such offering. Each holder of Registrable Securities that is a Shelf Participant agrees that such holder shall treat as confidential the receipt of the notice of a Takedown Demand and shall not disclose or use the information contained in such notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the holder in breach of the terms of this Agreement.

(e) Priority on Demand Registrations and Takedown Offerings. The Company shall not include in any Demand Registration that is an underwritten offering any securities that are not Demand Registrable Securities without the prior written consent of the managing underwriters and RDLT. If a Demand Registration or a Takedown Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Demand Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to RDLT, the Company shall include in such offering, prior to the inclusion of any securities which are not Demand Registrable Securities, the Demand Registrable Securities requested to be included in such Registration (pro rata among the holders of such Demand Registrable Securities on the basis of the number of Demand Registrable Securities owned by each such holder).

(f) Restrictions on Demand Registrations and Takedown Offerings. Any demand for the filing of a Registration Statement or for a registered offering (including a Takedown Offering) hereunder will be subject to the constraints of any applicable lock-up arrangements to which any demanding Steward Party or MPT (as the case may be) is party, and, except as otherwise permitted under this Agreement, any such demand must be deferred until such lock-up arrangements no longer apply with respect to the Registrable Securities subject thereto.

(i) The Company shall not be obligated to effect any Demand Registration within 60 days prior to the Company’s good faith estimate of the date of filing of a Registration Statement in respect of an underwritten public offering of the Company’s securities and for such a period of time after such a filing as the managing underwriters request, provided that such period shall not exceed 120 days from the date of the underwriting agreement entered into in respect of such underwritten public offering. The Company may postpone, for up to 60 days from the date of the request, the filing or the effectiveness of a Registration Statement for a Demand Registration or suspend the use of a Prospectus that is part of any Resale Shelf Registration Statement (and therefore suspend sales of the Registrable Securities included therein pursuant to such Resale Shelf Registration Statement) by providing written notice to the holders of Registrable Securities in accordance with Section 7.2(f)(ii) if the Board reasonably determines in good faith that the offer or sale of Registrable Securities would be expected to have a detrimental effect on any proposal or plan by the Company or any Subsidiary thereof to engage in any material acquisition or disposition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or similar transaction or would require the Company to disclose any material nonpublic information which would reasonably be likely to be detrimental to the Company and its subsidiaries; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration or Takedown Demand shall be entitled to withdraw such request. The Company may delay or suspend the effectiveness of a Registration Statement filed hereunder or Takedown Offering pursuant to this Section 7.2(f)(i) only once in any consecutive twelve-month period; provided that, for the avoidance of doubt, the Company may in any event delay or suspend the effectiveness of Demand Registration or Takedown Offering in the case of an event described under Section 7.5(g) to enable it to comply with its obligations set forth in Section 7.5(f).

(ii) In the case of an event that causes the Company to suspend the use of any Resale Shelf Registration as set forth in Section 7.2(f)(i) or pursuant to Section 7.5(g) (a “Suspension Event”), the Company shall give a notice to the holders of Registrable Securities Registered pursuant to such Shelf Registration (a “Suspension Notice”), no later than three (3) Business Days from the date of such Suspension Event, to suspend sales of the Registrable Securities and, such notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing (provided that in each notice the Company shall not disclose the basis for such suspension or any material non-public information to any Steward Party or MPT unless otherwise requested in writing by such Steward Party or MPT (as the case may be)). The Company shall use commercially reasonable efforts to make the Resale Shelf Registration Statement available for the sale by the Steward Parties and MPT of Registrable Securities as soon as practicable following a Suspension Event. A holder of Registrable Securities shall not effect any sales of the Registrable Securities pursuant to such Resale Shelf Registration (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below); provided, for the avoidance of doubt, that the foregoing shall not restrict or otherwise affect the consummation of any sale pursuant to a contract entered into, or order placed, by any holder prior to the delivery the Suspension Notice. Each holder of Registrable Securities agrees that such holder shall treat as confidential the receipt of the Suspension Notice and shall not disclose the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by such holder in breach of the terms of this Agreement. The holders of Registrable Securities may recommence effecting sales of the Registrable Securities pursuant to the Resale Shelf Registration (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the holders of Registrable Securities and to such holders’ counsel, if any, promptly following the conclusion of any Suspension Event.

(iii) Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice with respect to any Resale Shelf Registration pursuant to this Section 7.2(f), the Company agrees that it shall extend the period of time during which such Resale Shelf Registration shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the holders of the Suspension Notice to and including the date of receipt by the holders of the End of Suspension Notice and provide copies of the supplemented or amended Prospectus necessary to resume sales, with respect to each Suspension Event; provided that, such period of time shall not be extended beyond the date that Common Stock covered by such Resale Shelf Registration are no longer Registrable Securities.

(g) Selection of Underwriters. In connection with any Demand Registration, the Applicable Approving Party shall have the right to select the investment banker(s) and manager(s) to administer the offering; provided that, such selection shall be subject to the written consent of the Company, which consent will not be unreasonably withheld, conditioned or delayed. If any Takedown Offering is an underwritten offering, the Applicable Approving Party shall have the right to select the investment banker(s) and manager(s) to administer such Takedown Offering. In each case, the Applicable Approving Party shall have the right to approve the underwriting arrangements with such investment banker(s) and manager(s) on behalf of all holders of Registrable Securities participating in such offering. All Steward Parties and MPT proposing to distribute their securities through underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

(h) Other Registration Rights. Each Steward Party and MPT acknowledges that the registration rights granted in this Agreement are subject to the written consent of the holders of a majority of the registrable securities subject to that certain amended and restated registration rights agreement, dated December 18, 2020, by and among, the Company, DFHTA Sponsor LLC and the other parties thereto (the “Business Combination Registration Rights Agreement”). The Company agrees to use its commercially reasonable efforts to cause the holders of a majority of the registrable securities under the Business Combination Registration Rights Agreement to consent to the Registrations contemplated by this Agreement.

(i) Revocation of Demand Notice or Takedown Notice. At any time prior to the effective date of the Registration Statement relating to a Demand Registration or the “pricing” of any offering relating to a Takedown Demand, the holders of Registrable Securities that requested such Demand Registration or Takedown Offering may revoke such request for a Demand Registration or Takedown Offering on behalf of all holders of Registrable Securities participating in such Demand Registration or Takedown Offering without liability to such holders of Registrable Securities, in each case by providing written notice to the Company.

Section 7.3 Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register under the Securities Act an offering of any of its securities on behalf of any holders thereof (other than (i) pursuant to the Resale Shelf Registration Statement, (ii) pursuant to a Demand Registration (which, for the avoidance of doubt, is addressed in and subject to the rights set forth in, Section 7.2 hereof), (iii) pursuant to a Takedown Demand (which, for the avoidance of doubt, is addressed in and subject to the rights set forth in, Section 7.2 hereof), (iv) in connection with registrations on Form S-4 or S-8 promulgated by the Commission or any successor forms, (v) pursuant to a registration relating solely to employment benefit plans, or (vi) in connection with a registration the primary purpose of which is to register debt securities) and the registration form to be used may be used for the Registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a Piggyback Registration and, subject to the terms of Section 7.3(c) and Section 7.3(d) hereof, shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) Business Days after the delivery of the Company’s notice; provided that any such other holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable Registration Statement becoming effective.

(b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations, whether or not any such Registration became effective.

(c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary Registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such Registration exceeds the number of securities which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such Registration by the Steward Parties, MPT, the Related Investors, or the Deerfield/CareMax

Investors and any other persons with pari passu registration rights (as the case may be) which, in the opinion of such underwriters, can be sold, without any such adverse effect (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder), and (iii) third, other securities requested to be included in such Registration which, in the opinion of such underwriters, can be sold, without any such adverse effect.

(d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities other than holders of Registrable Securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such Registration exceeds the number of securities which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such Registration (i) first, the securities requested to be included therein by the holders initially requesting such Registration, (ii) second, the Registrable Securities requested to be included in such Registration by the Steward Parties, MPT, the Related Investors, or the Deerfield/CareMax Investors and any other persons with pari passu registration rights (as the case may be) which, in the opinion of such underwriters, can be sold, without any such adverse effect (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder), and (iii) third, other securities requested to be included in such Registration which, in the opinion of such underwriters, can be sold, without any such adverse effect.

(e) Other Registrations. If the Company has previously filed a Registration Statement with respect to Registrable Securities pursuant to Section 7.2 or pursuant to this Section 7.3, and if such previous Registration has not been withdrawn or abandoned, then the Company shall not be required to file or cause to be effected any other Registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form or the Resale Shelf Registration Statement or a New Registration Statement) at the request of any holder or holders of such Registrable Securities until a period of at least 90 days has elapsed from the effective date of such previous Registration; provided, however, that the Company shall at all times remain obligated to file, supplement and/or amend, as applicable, each Registration Statement required to be filed pursuant to Section 7.1 in accordance with Section 7.1(a) and Section 7.1(b), as applicable.

(f) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under this Section 7.3 whether or not any holder of Registrable Securities has elected to include securities in such Registration. The Registration Expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 7.7.

Section 7.4 Agreements of Certain Holders.

(a) If required by the managing underwriter(s), in connection with any underwritten Public Offering on or after the date hereof, any Steward Party or MPT that Beneficially Owns 1% or more of the outstanding Common Stock on the date of such underwritten Public Offering shall enter into lock-up agreements with the managing underwriter(s) of such underwritten Public Offering in such form as agreed to by such managing underwriter(s). In no event shall any Steward Party or MPT holding Registrable Securities that is not a director or executive officer of the Company, or an Affiliate thereof, on the date of such underwritten Public Offering be required to enter into any such lock-up agreement (i) that contains less favorable terms than the terms offered to any other Steward Party or MPT (as the case may be), or (ii) unless such Steward Party or MPT (as the case may be) has requested its Registrable Securities be included in such underwritten Registration, after the first anniversary of the Closing Date if it Beneficially Owns less than 5% of the outstanding Common Stock on the date of such underwritten Public Offering.

(b) The holders of Registrable Securities shall use commercially reasonable efforts to provide such information as may reasonably be requested by the Company, or the managing underwriter, if any, in connection with the preparation of any Registration Statement in which the Registrable Securities of such holder are to be included, including amendments and supplements thereto, in order to effect the Registration Statement, including amendments and supplements thereto, in order to effect the Registration of any Registrable Securities under the Securities Act pursuant to Section 7.3. Notwithstanding anything else in this Agreement, the Company shall not be obligated to include such holder’s Registrable Securities to the extent the Company has not received such information, and received any other reasonably requested selling stockholder questionnaires, on or prior to the later of (i) the fifth (5th) Business Day following the date on which such information is requested from such holder and (ii) the second (2nd) Business Day prior to the first anticipated filing date of a Registration Statement pursuant to this Agreement.

Section 7.5 Registration Procedures. In connection with the Registration to be effected pursuant to the Resale Shelf Registration Statement, and whenever the holders of Registrable Securities have requested that any Registrable Securities be Registered pursuant to this Agreement or have initiated a Takedown Offering, the Company shall use its reasonable best efforts to effect the Registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as reasonably possible:

(a) prepare in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder and file with the Commission a Registration Statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective (provided that at least two (2) Business Days before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to counsel selected by the Applicable Approving Party copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel, and no such document shall be filed with the Commission to which any Steward Party, MPT or its respective counsel reasonably objects);

(b) notify each holder of Registrable Securities of (A) the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each Registration Statement filed hereunder;

(c) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement and the Prospectus used in connection therewith current, effective and available for the resale of all of the Registrable Securities required to be covered thereby for a period ending when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such Registration Statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such Registration Statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a Prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(d) furnish to each seller of Registrable Securities thereunder such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus), each Free-Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(e) during any period in which a Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act;

(f) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the lead underwriter or the Applicable Approving Party reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7.5(f), (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction);

(g) promptly notify in writing each seller of such Registrable Securities (i) after it receives notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a Prospectus or supplement to any Prospectus relating to a Registration Statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) of any request by the Commission for the amendment or supplementing of such Registration Statement or Prospectus or for additional information, and (iii) at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company promptly shall prepare, file with the Commission and furnish to each such seller a reasonable number of copies of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(h) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if similar securities are not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with FINRA;

(i) if applicable, promptly effect a filing with FINRA pursuant to FINRA Rule 5110 (or successor thereto) with respect to the public offering contemplated by resales of securities under the Resale Shelf Registration Statement (an “Issuer Filing”), pay the filing fee required by such Issuer Filing and use its reasonable best efforts to pursue the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Resale Shelf Registration Statement.

(j) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(k) enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Applicable Approving Party or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $25,000,000, participating in such number of “road shows”, investor presentations and marketing events as the underwriters managing such offering may reasonably request);

(l) make available for inspection by a representative of the Applicable Approving Party, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such representative or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as shall be reasonably requested to enable them to exercise their due diligence responsibility, and cause the Company’s officers, managers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such representative, underwriter, attorney, accountant or agent in connection with such Registration Statement; provided, however, that any such representative or underwriter enters into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

(m) take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration (including any Shelf Registration) or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(n) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission;

(o) permit any holder of Registrable Securities who, in its good faith judgment (based on the advice of counsel), could reasonably be expected to be deemed to be an underwriter or a controlling Person of the Company to participate in the preparation of such registration or comparable statement and to require the insertion therein of material furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(p) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Common Stock included in such Registration Statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order;

(q) use its reasonable best efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(r) cooperate with the holders of Registrable Securities covered by the Registration Statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the Registration Statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such holders may request;

(s) cooperate with each holder of Registrable Securities covered by the Registration Statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(t) if such Registration includes an underwritten public offering, use its reasonable best efforts to obtain a cold comfort letter from the Company’s independent public accountants and addressed to the underwriters, in customary form and covering such matters of the type customarily covered by cold comfort letters as the underwriters in such Registration reasonably request;

(u) provide a legal opinion of the Company’s outside counsel, dated the effective date of such Registration Statement (and, if such Registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement), with respect to the Registration Statement, each amendment and supplement thereto, the Prospectus included therein (including the preliminary Prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters;

(v) if the Company files an Automatic Shelf Registration Statement covering any Registrable Securities, use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(w) if the Company does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold;

(x) subject to the terms of Section 7.2(c) and Section 7.2(d), if an Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its reasonable best efforts to refile the Registration Statement on Form S-3 and keep such Registration Statement effective (including by filing a new Resale Shelf Registration or Shelf Registration, if necessary) during the period throughout which such Registration Statement is required to be kept effective;

(y) cooperate with each Steward Party and MPT that holds Registrable Securities being offered and the managing underwriter or underwriters with respect to an applicable Registration Statement, if any, to facilitate the timely (i) preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement, and enable such certificates to be registered in such names and in such denominations or amounts, as the case may be, or (ii) crediting of the Registrable Securities to be offered pursuant to a Registration Statement to the applicable account (or accounts) with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, in any such case as such Steward Party or MPT (as the case may be) or the managing underwriter or underwriters, if any, may reasonably request; and

(z) for so long as this Agreement remains effective, (a) cause the Common Stock to be eligible for clearing through DTC, through its DWAC system; (b) be eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock; (c) ensure that the transfer agent for the Common Stock is a participant in, and that the Common Stock is eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program (or successor thereto); and (d) use its reasonable best efforts to cause the Common Stock to not at any time be subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of shares of Common Stock through DTC, and, in the event the Common Stock becomes subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, use its reasonable best efforts to cause any such “chill,” “freeze” or similar restriction to be removed at the earliest possible time.

Section 7.6 Termination of Registration Rights. Notwithstanding anything contained in this Section 7.6 to the contrary, the right of MPT, the Steward Parties and its and their respective Affiliates to include Registrable Securities in any Demand Registration or any Piggyback Registration shall not terminate pursuant to this Section 7.6 with respect to MPT, the Steward Parties and its and their respective Affiliates for so long as RDLT is entitled to nominate a Steward Nominee pursuant to Section 1.1(a) of this Agreement. Other than as set forth in the previous sentence, the right of any Steward Party or MPT to include Registrable Securities in any Demand Registration or any Piggyback Registration shall terminate on such date that (i) such Steward Party (together with its Affiliates) or MPT (together with its Affiliates) Beneficially Owns less than 1% of the outstanding Common Stock, (ii) has held the securities for one year and (iii) may sell all of the Registrable Securities owned by such Steward Party or MPT (as the case may be) pursuant to Rule 144 of the Securities Act without any restrictions as to volume or the manner of sale or otherwise.

Section 7.7 Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration, qualification and filing fees, listing fees, fees and expenses of compliance with securities or blue sky laws, stock exchange rules and filings, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company as provided in this Agreement and, for the avoidance of doubt, the Company also shall pay all of its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. Each Person that sells securities hereunder shall bear and pay all underwriting discounts and commissions, underwriter marketing costs, brokerage fees and transfer taxes applicable to the securities sold for such Person’s account and all reasonable fees and expenses of any legal counsel representing any such Person.

(b) The Company shall reimburse the holders of Registrable Securities included in such Registration for the reasonable fees and disbursements of one counsel chosen by the Applicable Approving Party in connection with any underwritten Demand Registration, up to a maximum of $75,000.

Section 7.8 Indemnification.

(a) The Company agrees to (i) indemnify, defend and hold harmless, to the fullest extent permitted by Law, each Steward Party and MPT, each Person who controls such Steward Party or MPT (as the case may be) (within the meaning of the Securities Act or the Exchange Act), and each Steward Party’s, MPT’s and each respective control Person’s respective officers, directors, members, partners, managers, agents, affiliates and employees from and against all losses, claims, actions, damages, liabilities and expenses (“Losses”), including those caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, Free-Writing Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a Prospectus, in light of the circumstances under which the statements therein were made), and (ii) pay to each Steward Party, MPT and its and their respective officers, directors, members, partners, managers, agents, affiliates and employees and each Person who controls such Steward Party or MPT (as the case may be) (within the meaning of the Securities Act or the Exchange Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except in each case of (i) or (ii) insofar as the same are caused by or contained in any information furnished in writing to the Company or any managing underwriter by or on behalf of such Steward Party or MPT (as the case may be) expressly for use therein; provided, however, that the indemnity agreement contained in this Section 7.8 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable in any such case for any such claim, loss, damage, liability or action to the extent that it arises out of or is based upon an untrue or alleged untrue statement of any material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, Free-Writing Prospectus or any amendment thereof or supplement thereto or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, Prospectus, preliminary Prospectus, Free-Writing Prospectus or any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Steward Party or MPT (as the case may be) expressly for use in connection with such Registration Statement or to the extent that such Loss results from a Steward Party’s or MPT’s (as the case may be) initiation of a transaction pursuant to a Registration Statement during a Suspension Event noticed to such Steward Party or MPT (as the case may be) by the Company in accordance with Section 7.2(f)(ii) hereof. In connection with an underwritten offering, the Company shall indemnify any underwriters or deemed underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b) In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information relating to such holder as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its officers, directors, employees, agents and representatives and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue or alleged untrue statement or omission or alleged omission is contained in any information so furnished in writing by or on behalf of such holder or to the extent that such Loss results from a Steward Party’s or MPT’s (as the case may be) initiation of a transaction pursuant to a Registration Statement during a Suspension Event noticed to such Steward Party or MPT (as the case may be) by the Company in accordance with Section 7.2(f)(ii) hereof; provided that, the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds (after deducting underwriting discounts and commissions) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party in defending such claim) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (as well as one local counsel for each applicable jurisdiction) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the Registration, at the expense of the indemnifying party. Notwithstanding anything to the contrary contained herein, the Company shall not, without the prior written consent of the Person entitled to indemnification, consent to entry of any judgment or enter into any settlement or other compromise with respect to any claim in respect of which indemnification or contribution may be or has been sought hereunder (whether or not any such indemnified Person is an actual or potential party to such action or claim) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified Persons of a full release from all liability with respect to such claim or which includes any admission as to fault or culpability or failure to act on the part of any indemnified Person.

(d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 7.8(a) or Section 7.8(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, relates to information supplied by or on behalf of such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 7.8(d) were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7.8(d). The amount paid or payable by an indemnified party as a result of the Losses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 7.8(c), defending any such action or claim. Notwithstanding anything herein to the contrary, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The sellers’ obligations in this Section 7.8(d) to contribute shall be several in proportion to the amount of securities Registered by them and not joint and shall be limited to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such Registration (less the aggregate amount of any damages or other amounts such Steward Party or MPT (as the case may be) has otherwise been required to pay (pursuant to Section 7.8(b) or otherwise) as a result of any untrue statements, alleged untrue statements, omissions or alleged omissions in connection with such Registration).

(e) The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, manager, agent, representative or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

Section 7.9 Participation in Underwritten Registrations. No Person may participate in any Registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such holder has requested to include) and (b) completes and executes all questionnaires, powers of attorney, custody agreements, stock powers, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten Registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder’s title to the securities, such holder’s authority to sell such securities and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto that are materially more burdensome than those provided in Section 7.8. Each holder of Registrable Securities shall execute and deliver such other agreements as may be reasonably requested by the Company and the lead managing underwriter(s) that are consistent with such holder’s obligations under Section 7.4, Section 7.5 and this Section 7.9 or that are necessary to give further effect thereto, and the Company shall execute and deliver such other agreements as may be reasonably requested by the lead managing underwriter(s) (if applicable) in order to effect any Registration required hereunder. To the extent that any such agreement is entered into pursuant to, and consistent with, Section 7.4 and this Section 7.9, the respective rights and obligations created under such agreement shall supersede the respective rights and obligations of the holders, the Company and the underwriters created pursuant to this Section 7.9.

Section 7.10 Other Agreements.

(a) For so long as any Steward Party or MPT (as the case may be) holds Registrable Securities that may be sold pursuant to Rule 144 only if the Company is in compliance with the current public information requirement under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), the Company will use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 and, in furtherance thereof, (i) remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; and (ii) timely (without giving effect to any extensions pursuant to Rule 12b-25 under the Exchange Act, as applicable) file all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable (provided, that the failure to file Current Reports on Form 8-K shall not be deemed to violate this Section 7.10(a) to the extent that Rule 144 remains available for the resale of Registrable Securities). Upon reasonable prior written request, the Company shall deliver to the Steward Parties and MPT a customary written statement as to whether it has complied with such requirements.

(b) The stock certificates evidencing the Registrable Securities (and/or book entries representing the Registrable Securities) held by each Steward Party and MPT (as the case may be) shall not contain or be subject to any legend restricting the transfer thereof (and the Registrable Securities shall not be subject to any stop transfer or similar instructions or notations): (A) while a Registration Statement covering the sale or resale of such securities is effective under the Securities Act, or (B) if such Steward Party or MPT (as the case may be) provides customary paperwork to the effect that it has sold such shares pursuant to Rule 144, or (C) if such Registrable Securities are eligible for sale under Rule 144(b)(1) as set forth in customary non-affiliate paperwork provided by such Steward Party or MPT (as the case may be), or (D) if at any time on or after the date that is one year after the Form 10 Disclosure Filing Date such Steward Party or MPT (as the case may be) certifies that it is not an affiliate of the Company and that such Steward Party’s or MPT’s (as the case may be) holding period for purposes of Rule 144 in respect of such Registrable Securities is at least six (6) months, or (E) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) as determined in good faith by counsel to the Company or set forth in a legal opinion delivered by nationally recognized counsel to a Steward Party and MPT (collectively, the “Unrestricted Conditions”). The Company agrees that following the Registration Date or at such time as any of the Unrestricted Conditions is met or such legend is otherwise no longer required it will, no later than five (5) Business Days following the delivery by a Steward Party or MPT (as the case may be) to the Company or the Company’s transfer agent of a certificate representing any Registrable Securities, issued with a restrictive legend (or, in the case of Registrable Securities represented by book entries, delivery by a Steward Party or MPT (as the case may be) to the Company or the Company’s transfer agent of a legend removal request), deliver or cause to be delivered to such Steward Party or MPT (as the case may be) a certificate or, at the request of such Steward Party or MPT (as the case may be), deliver or cause to be delivered such Registrable Securities to such Steward Party or MPT (as the case may be) by crediting the account of such Steward Party’s or MPT’s (as the case may be) prime broker with DTC through its Deposit/Withdrawal at Custodian (DWAC) system, in each case, free from all restrictive and other legends and stop transfer or similar instructions or notations. For purposes hereof, “Registration Date” shall mean the date that the Resale Shelf Registration Statement covering the Registration Statement has been declared effective by the Commission. If any of the Unrestricted Conditions is met at the time of issuance of any Registrable Securities, then such securities shall be issued free of all legends. Each Steward Party and MPT shall have the right to pursue any remedies available to it hereunder, or otherwise at law or in equity, including a decree of specific performance and/or injunctive relief, with respect to the Company’s failure to timely deliver shares of Common Stock without legend as required pursuant to the terms hereof.

(c) Each Steward Party and MPT hereby acknowledges and agrees that the Deerfield/CareMax Investors, as required by the Amended and Restated Registration Rights Agreement, (i) consented to the grant of the registration rights set forth in this Article VII in connection with the transactions contemplated by the Merger Agreement, (ii) waived any rights to which such Deerfield/CareMax Investors are or may have been entitled under the Amended and Restated Deerfield Registration Rights Agreement as a result of the Closing of the transactions contemplated by the Merger Agreement, and (iii) granted the foregoing consent and waiver on the basis that the registration rights of such Steward Party and MPT (including any of their respective Permitted Transferees) set forth in this Article VII are not (and will not be) more favorable than the registration rights of the Deerfield/CareMax Investors under the Amended and Restated Deerfield Registration Rights Agreement.

ARTICLE VIII

DEFINITIONS.

Section 8.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings when used herein with initial capital letters:

(a) “Affiliate” means “affiliate” as defined in Rule 405 promulgated under the Securities Act.

(b) “Agreement” has the meaning set forth in the Preamble.

(c) “Alternate Steward Nominee” has the meaning set forth in Section 1.1(d).

(d) “Alternative Vacancy Nominee” has the meaning set forth in Section 1.1(i).

(e) “Applicable Approving Party” means either RDLT, or, if RDLT is not participating in the applicable offering, the holders of a majority of the Registrable Securities participating in the applicable offering.

(f) “Applicable Election” has the meaning set forth in Section 1.1.

(g) “Automatic Shelf Registration Statement” has the meaning set forth in Section 7.2(a).

(h) “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance).

(i) “Block Trade” means any non-marketed underwritten Takedown Offering taking the form of a bought deal or block sale to a financial institution.

(j) “Board” means the Board of Directors of the Company.

(k) “Business Combination Registration Rights Agreement” has the meaning set forth in Section 7.2(h).

(l) “Business Day” means any day that is not a Saturday or Sunday or a legal holiday in the state in which the Company’s chief executive office is located or in New York, NY.

(m) “Cap” means twenty-one percent (21%) of the Company’s outstanding Common Stock.

(n) “Cause” means, as to any Steward Nominee or Steward Designee, (i) (A) such Person is under indictment for, has been convicted by a court of competent jurisdiction of, pleads guilty or nolo contendere to, any embezzlement, theft, misappropriation or conversion, or attempted embezzlement, theft, misappropriation or conversion, of any property, funds or business opportunity of any Person; (B) such Person is under indictment for, has been convicted of by a court of competent jurisdiction of, pleads guilty or nolo contendere to, any act constituting a felony (or its equivalent in any non-United States jurisdiction) or otherwise involving theft, fraud, dishonesty, misrepresentation or moral turpitude; (C) such Person has a relevant disqualifying event under the “bad actor” disqualification paragraphs (d) or (e) of Rule 506 of Regulation D; (D) such Person’s material breach of fiduciary duty or duty of loyalty to the Company or any of its Subsidiaries, (E) such Person violates or fails to observe in any material respect the Company’s Code of Business Conduct and Ethics (as may be amended or restated), the Company’s Insider Trading Policy (as may be amended or restated), any charters, guidelines, codes or policies applicable to all members of the Board or any Committee on which such Person is a member; (F) such Person is (or has been) excluded, debarred, terminated or suspended from participation in any Health Care Program, or such exclusion, debarment or suspension is (or has been) threatened in writing by any Government Authority or otherwise is (or has been) charged by a Government Authority of a material violation of any Health Care Laws, or (G) such Person is the subject of any order, judgment or decree not subsequently reversed, suspended or vacated (or any such order, judgment or decree is pending) of any court of competent jurisdiction for sexual harassment or has committed other conduct that could reasonably be expected to bring the Company or any of its respective Subsidiaries into public disgrace, disrepute or damage business relationships; (ii) the Steward Parties materially breach their obligations under this Agreement; or (iii) such Person fails to satisfy any of the other Eligibility Criteria. “Cause” shall be reasonably determined in the sole discretion, in each case acting in good faith, of the Board or any Committee delegated such determination.

(o) “Certificate of Incorporation” means the Company’s Third Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

(p) “Change in Control” means (i) Persons acting as a group (within the meaning of the Exchange Act) acquire Beneficial Ownership of capital stock of the Company having the right to elect a majority of the directors of the Company’s board of directors; (ii) the direct or indirect transfer of Common Stock by merger, consolidation, reorganization or otherwise through any transaction or series of related transactions that results in the holders of Common Stock immediately prior to such transaction not holding, in the aggregate, outstanding shares of Common Stock immediately following such transaction having the right to elect a majority of the directors of the Company’s board of directors; or (iii) the sale, conveyance, or other Transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to one or more Persons that are not, immediately prior to such sale, conveyance, or other transfer, Affiliates of the Company.

(q) “Closing Class A Shares” has the meaning set forth in the Recitals.

(r) “Closing” has the meaning set forth in the Recitals.

(s) “Closing Date” means the date on which the Closing occurs.

(t) “Commission’s Notice” has the meaning set forth in Section 7.1(b).

(u) “Commission” means the U.S. Securities and Exchange Commission.

(v) “Committee” has the meaning set forth in Section 1.1(a).

(w) “Common Stock” means the Company’s Class A common stock, par value $0.0001 per share.

(x) “Company Option Period” has the meaning set forth in Section 4.1(b).

(y) “Company” has the meaning set forth in the Preamble.

(z) “Competitor” means any Person (a) that, directly or indirectly, owns, operates, administers or manages any business that (i) participates in the CMS Models (as defined in the Merger Agreement), or any other Medicare program involving arranging for comprehensive health care services for a Medicare population on a risk basis, or (ii) contracts with Medicare Advantage Plans for professional medical services, or (b) is a Provider Group, Risk Based MSO, Tech Enabled Provider Group, Payor, Alternative Site, Concierge, Employer, or Other Healthcare Services provider, including, without limitation, any of the Persons or Subsidiaries of the Persons listed on Exhibit A. In no event shall any of the Deerfield/CareMax Investors, Related Investors, Steward Parties, MPT, RDLT, Seller Parties or any of their respective Subsidiaries be deemed a Competitor.

(aa) “Control” (including its correlative meaning, “Controlled”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

(bb) “Deerfield/CareMax Investors” means Deerfield Partners, L.P., a Delaware limited partnership, and the other Persons who, at any time, are “Investors” under the terms of that certain Amended and Restated Registration Rights Agreement, dated as of December 18, 2020 (as the same may be amended or restated, the “Amended and Restated Deerfield Registration Rights Agreement”).

(cc) “Demand Registrable Securities” means Registrable Securities beginning sixty (60) days prior to the expiration of the Lock-Up Period applicable to such Registrable Securities; provided, further that any Registrable Securities that would be Demand Registrable Securities but for which the expiration of the Lock-Up Period is in excess of sixty (60) days shall be deemed to be Demand Registrable Securities for the purpose of inclusion in a Demand Registration for which other Demand Registrable Securities are being Registered.

(dd) “Demand Registrations” has the meaning set forth in Section 7.2(a).

(ee) “Derivative Rights” means, with respect to any Equity Interests of any Person, any and all options, warrants, rights, convertible or exchangeable securities, “phantom” equity rights, equity appreciation rights, profits interests, equity-based performance units, commitments, arrangements or undertakings of any kind to which such Person is a party or is bound obligating such Person to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of or other equity (or phantom equity) interests in, or any security convertible or exercisable for or exchangeable into any capital stock or other equity interest in, such Person.

(ff) “Designated Courts” has the meaning set forth in Section 9.10.

(gg) “DTC” has the meaning set forth in Section 7.5(y).

(hh) “DWAC” has the meaning set forth in Section 7.5(y).

(ii) “Earnout Issuance Date” means the date on which the Earnout Class A Shares were issued to Seller in accordance with the Merger Agreement.

(jj) “Effectiveness Deadline” has the meaning set forth in Section 7.1(a).

(kk) “End of Suspension Notice” has the meaning set forth in Section 7.2(f)(ii).

(ll) “Equity Interests” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s capital stock or other equity interests (including partnership or limited liability company interests in a partnership or limited liability company or any other interest or participation right that confers on a Person the right to receive a share of the profits and losses, or distributions of assets, of the issuing Person), and all Derivative Rights with respect to any of the foregoing.

(mm) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(nn) “Excluded Securities” means any securities of the Company issued in connection with: (i) a grant to any existing or prospective consultants, employees, officers or directors pursuant to any stock option, employee stock purchase or similar equity-based plans or other compensation agreement or other similar arrangement approved by the Board; (ii) the exercise or conversion of options to purchase shares of Common Stock issued to any existing or prospective consultants, employees, officers or directors pursuant to any stock option, employee stock purchase or similar equity-based plans or any other compensation agreement approved by the Board; (iii) as consideration in any acquisition by the Company of the stock, assets, properties or business of any Person; (iv) any rights, agreements, options or warrants granted after the date of this Agreement and approved by the Board, so long as the pre-emptive rights established by Article V were complied with, waived, or were inapplicable pursuant to any provision of Article V with respect to the initial sale or grant by the Company of such rights, agreements, options or warrants; (vi) as consideration in connection with the entry into any strategic or commercial relationship the primary purpose of which is not to raise capital for the Company; (vii) upon exercise of any rights, agreements, options or warrants issued and outstanding as of the date hereof; (viii) pursuant to any debt financing or refinancing from a bank or similar financial or lending institution; or (ix) a stock split, stock dividend or any similar recapitalization.

(oo) “Exercise Period” has the meaning set forth in Section 5.3.

(pp) “Filing Deadline” has the meaning set forth in Section 7.1(a).

(qq) “FINRA” means the Financial Industry Regulatory Authority or any successor thereto.

(rr) “First Steward Nominee” has the meaning set forth in Section 1.1.

(ss) “First Threshold Date” means the first date on which the number of shares of Common Stock Beneficially Owned by RDLT, in the aggregate, is less than fifty percent (50%) of the number of Closing Class A Shares issued to Seller at the Closing and immediately thereafter transferred to RDLT (as adjusted for any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, exchange or similar reorganization of shares).

(tt) “Form 10 Disclosure Filing Date” means the date on which the Company filed with the Commission a Current Report on Form 8-K that includes current “Form 10 information” (within the meaning of Rule 144) reflecting the Company’s status as an entity that is no longer an issuer described in paragraph (i)(1)(i) of Rule 144.

(uu) “Form S-3” has the meaning set forth in Section 7.1(a).

(vv) “Free-Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 of the Securities Act.

(ww) “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(xx) “Health Care Laws” has the meaning assigned to such term in the Merger Agreement.

(yy) “Health Care Programs” has the meaning assigned to such term in the Merger Agreement.

(zz) “Initiating Holder” has the meaning set forth in Section 7.2(d).

(aaa) “Issuance Notice” has the meaning set forth in Section 5.2.

(bbb) “Issuer Filing” has the meaning set forth in Section 7.5(i).

(ccc) “Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

(ddd) “Long-Form Registrations” has the meaning set forth in Section 7.2(a).

(eee) “Losses” has the meaning set forth in Section 7.8(a).

(fff) “Merger Agreement” has the meaning set forth in the Recitals.

(ggg) “New Registration Statement Filing Deadline” means, with respect to any New Registration Statements that may be required pursuant to Section 7.1(b) (i) the tenth (10th) day following the first date on which such Registrable Securities may then be included in a Registration Statement if such Registration Statement is required to be filed because the Commission shall have informed the Company that certain Registrable Securities were not eligible for inclusion in a previously filed Registration Statement, or (ii) if such New Registration Statement is required for a reason other than as described in clause (i) of this definition, the fifteenth (15th) day following the date on which the Company first knows that such New Registration Statement is required.

(hhh) “New Registration Statement” has the meaning set forth in Section 7.1(b).

(iii) “New Securities” means any shares of capital stock of the Company, as well as rights, options, or warrants to purchase such shares of capital stock, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such shares of capital stock, other than Excluded Securities.

(jjj) “NewCo” has the meaning set forth in Section 6.1.

(kkk) “Nominee Rejection” has the meaning set forth in Section 1.1(j).

(lll) “Offered Securities” has the meaning set forth in Section 4.1(a).

(mmm) “Permitted Transferee” means any equityholder of Seller as of the date hereof who is bound by all of the provisions of this Agreement as a Steward Party, MPT or any Affiliate of any of the foregoing or, if an individual, any spouse or descendent (whether natural or adopted) of such individual or any trust or family partnership or limited liability company maintained solely for the benefit of such individual and/or his or her spouse or descendants (whether natural or adopted).

(nnn) “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock corporation, estate, trust, unincorporated association, joint venture, governmental authority or other entity, of whatever nature.

(ooo) “Piggyback Registration” has the meaning set forth in Section 7.3(a).

(ppp) “Pre-Emptive Share” means (a) with respect to all Steward Parties, a percentage equal to the total number of New Securities specified in an Issuance Notice, multiplied by a fraction (i) the numerator of which is the sum of the total number of shares of Common Stock held by such Steward Party (determined on a fully-diluted and an as-converted basis) and (ii) the denominator of which is sum of the total number of shares of Common Stock outstanding (determined on a fully-diluted and an as-converted basis), in each case calculated as of the date on which such Issuance Notice is delivered to the Steward Parties, such amount to be allocated ratably in accordance with each Steward Party’s pro rata percentage thereof or as the exercising Steward Parties may mutually agree, and (b) with respect to MPT, a percentage equal to the total number of New Securities specified in an Issuance Notice, multiplied by a fraction (i) the numerator of which is the sum of the total number of shares of Common Stock held by MPT (determined on a fully-diluted and an as-converted basis) and (ii) the denominator of which is sum of the total number of shares of Common Stock outstanding (determined on a fully-diluted and an as-converted basis), in each case calculated as of the date on which such Issuance Notice is delivered to MPT.

(qqq) “Prospectus” means (i) the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus and (ii) any free writing prospectus (within the meaning of Rule 405 under the Securities Act) relating to any offering of Registrable Securities pursuant to a Registration Statement.

(rrr) “Public Offering” means any sale or distribution by the Company and/or holders of Registrable Securities to the public of Common Stock pursuant to an offering Registered under the Securities Act.

(sss) “RDLT” has the meaning set forth in the Preamble.

(ttt) “Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

(uuu) “Registrable Securities” means the Closing Class A Shares and the Earnout Class A Shares (solely to the extent any such Earnout Class A Shares are issued in accordance with the Merger Agreement). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been sold or distributed to the public pursuant to an offering Registered under the Securities Act, sold to the public through a broker, dealer or market maker in compliance with Rule 144 or repurchased by the Company or any of its Subsidiaries. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person holds such Registrable Securities of record or in “street name” or has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

(vvv) “Registration Date” has the meaning set forth in Section 7.10(b).

(www) “Registration Expenses” has the meaning set forth in Section 7.7(a).

(xxx) “Registration Rights Agreement” has the meaning set forth in Signature Page.

(yyy) “Registration Statement” means any registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock or Registrable Securities, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

(zzz) “Registration Trigger Date” has the meaning set forth in Section 7.1(e).

(aaaa) “Related Investors” means Related CM Advisor, LLC, a Delaware limited liability company, and the other Persons who, at any time, are “Investors” under the terms of that certain Registration Rights Agreement, dated as of July 13, 2021 (as the same may be amended or restated).

(bbbb) “Representatives” has the meaning set forth in Section 6.4(a)(iii).

(cccc) “Resale Shelf Registration Statement” has the meaning set forth in Section 7.1(a).

(dddd) “Resale Shelf Registration” has the meaning set forth in Section 7.2(d).

(eeee) “Rule 144”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Commission, as the same shall be amended from time to time, or any successor rule then in force.

(ffff) “SACN Holdco” has the meaning set forth in the Recitals.

(gggg) “SEC Guidance” has the meaning set forth in Section 7.1(b).

(hhhh) “Second Steward Nominee” has the meaning set forth in Section 1.1.

(iiii) “Second Threshold Date” means the first date after the Earnout Issuance Date on which the number of shares of Common Stock Beneficially Owned by RDLT, in the aggregate, is less than fifty percent (50%) of the Seller Class A Shares issued to Seller at the Closing and on the Earnout Issuance Date and, in each case, immediately thereafter transferred to RDLT (as adjusted for any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, exchange or similar reorganization of shares).

(jjjj) “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(kkkk) “Seller Class A Shares” has the meaning set forth in the Recitals.

(llll) “Seller” has the meaning set forth in the Preamble.

(mmmm) “Shelf Demand Right” has the meaning set forth in Section 7.1(b).

(nnnn) “Shelf Participant” means any holder of Registrable Securities listed as a potential selling stockholder in connection with the Resale Shelf Registration Statement or the Shelf Registration or any such holder that could be added to such Resale Shelf Registration Statement or Shelf Registration without the need for a post-effective amendment thereto or added by means of an automatic post-effective amendment thereto.

(oooo) “Shelf Registration” has the meaning set forth in Section 7.2(c).

(pppp) “Short-Form Registrations” has the meaning set forth in Section 7.2(a).

(qqqq) “SICN Holdco” has the meaning set forth in the Recitals.

(rrrr) “SNCN Holdco” has the meaning set forth in the Recitals.

(ssss) “Steward Designee” means each individual RDLT has designated pursuant to Section 1.1, Section 1.1(d), Section 1.1(h) or Section 1.1(i) and who is thereafter elected and qualifies to serve as a director of the Company.

(tttt) “Steward Nominees” has the meaning set forth in Section 1.1.

(uuuu) “Steward Party” means each of RDLT, MC, Seller and each Permitted Transferee, and collectively such Persons are referred to as the “Steward Parties”. In no event shall MPT be deemed a Steward Party.

(vvvv) “Subsidiary” means, with respect to any Person, an entity that is Controlled, directly or indirectly, by such Person.

(wwww) “Suspension Event” has the meaning set forth in Section 7.2(f)(ii).

(xxxx) “Suspension Notice” has the meaning set forth in Section 7.2(f)(ii).

(yyyy) “Tail Period” means the period from the Closing Date until the date that is six (6) months after a Steward Designee or an Affiliate of RDLT ceases to serve on the Board.

(zzzz) “Takedown Demand” has the meaning set forth in Section 7.2(d).

(aaaaa) “Takedown Offering” has the meaning set forth in Section 7.2(d).

(bbbbb) “Target Companies” has the meaning set forth in the Recitals.

(ccccc) “Trading Day” has the meaning set forth in Section 7.1(e).

(ddddd) “Transfer Notice” has the meaning set forth in Section 4.1(a).

(eeeee) “Transfer” means to voluntarily or involuntarily, transfer, sell, pledge or hypothecate or otherwise dispose of (whether by operation of law or otherwise), including, in each case, (i) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (ii) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise.

(fffff) “Unrestricted Conditions” has the meaning set forth in Section 7.10(b).

(ggggg) “Vacancy Nominee” has the meaning set forth in Section 1.1(h).

(hhhhh) “Voting Securities” means shares of Common Stock and any other securities of the Company entitled to vote generally in the election of directors of the Company.

(iiiii) “WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

ARTICLE IX

MISCELLANEOUS.

Section 9.1 Termination. This Agreement will be effective as of the date hereof and, except as otherwise set forth herein, will continue in effect thereafter until the first date on which MPT and the Steward Parties cease to Beneficially Own any Seller Class A Shares; provided, however, that the provisions of Section 1.1, Section 1.6, Article II, Section 3.1, and Article VII shall remain in effect for the periods of time specified therein and the provisions of Section 7.8 shall survive indefinitely.

Section 9.2 Entire Agreement. This Agreement (including any exhibits or schedules attached hereto) and other documents delivered pursuant hereto, contain the entire understanding of the parties in respect of their subject matter and supersede all prior agreements and understandings (oral or written) between the parties with respect to such subject matter.

Section 9.3 Remedies. Each of the parties agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that each party would be irreparably harmed if any of the provisions of the Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in addition to any other remedy to which a non-breaching party may be entitled at Law, a non-breaching party shall be entitled to injunctive relief without the posting of any bond or other undertaking to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof. Each party further waives any defense that a remedy at Law would be adequate in any action or proceeding for specific performance or injunctive relief hereunder.

Section 9.4 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be waived, modified, amended, supplemented, canceled or discharged only with the prior written consent of the Company and RDLT. Any amendment or waiver effected in accordance with this Section 9.4 shall be binding upon MPT, each Steward Party and the Company. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 9.5 Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

Section 9.6 Transfer of Rights. A Steward Party or MPT may transfer or assign, in whole or from time to time in part, to one or more Permitted Transferees, its rights and obligations under this Agreement and such rights will be transferred to such Permitted Transferee effective upon receipt by the Company of (A) written notice from such Steward Party or MPT (as the case may be) stating the name and address of the Permitted Transferee and identifying the number of Registrable Securities with respect to which rights under this Agreement are being transferred and the nature of the rights so transferred, and (B) except in the case of a transfer to an existing Steward Party or to MPT, a written agreement from such Permitted Transferee to be bound by the terms of this Agreement. Except in accordance with the previous sentence, no Steward Party shall assign its obligations hereunder without the prior written consent of the Company. A Permitted Transferee who satisfies the conditions set forth in this Section 9.6 shall henceforth be a “Steward Party” for purposes of this Agreement. In the event a holder transfers Registrable Securities included on a Registration Statement and such Registrable Securities remain Registrable Securities following such transfer, at the request of such holder, the Company shall use its reasonable best efforts to amend or supplement the Resale Shelf Registration Statement as may be necessary in order to enable such transferee to offer and sell such Registrable Securities pursuant to such Resale Shelf Registration Statement; provided that, in no event shall the Company be required to file a post-effective amendment to the Resale Shelf Registration Statement unless the Company receives a written request from the subsequent transferee, requesting that its shares of Common Stock be included in the Resale Shelf Registration Statement, with all information reasonably requested by the Company.

Section 9.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid, illegal or unenforceable in any respect under any applicable Law, such provision shall be ineffective only to the extent of such prohibition, invalidity, illegality or unenforceability, without invalidating the remainder of this Agreement.

Section 9.8 Counterparts. This Agreement may be executed in any number of counterparts (including by means of facsimile and electronically transmitted portable document format (.pdf) signature pages), each of which shall be an original but all of which together shall constitute one and the same instrument.

Section 9.9 Descriptive Headings; Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Words of one gender shall be held to include the other gender as the context requires. The word “or” shall not be exclusive. The words “herein,” “hereof,” “hereunder” or “hereby” and similar terms are to be deemed to refer to this Agreement as a whole and not to any specific section. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless otherwise specified herein, references to any statute, listing rule, rule, standard, regulation or other law include a reference to the corresponding rules and regulations and each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time. References to any section of any statute, listing rule, rule, standard, regulation or other law include any successor to such section. References to any contract (including this Agreement) or governing document are to the contract or governing document as amended, modified, supplemented or replaced from time to time, unless otherwise stated. References to any Person include such Person’s predecessors or successors, whether by merger, consolidation, amalgamation, reorganization or otherwise, and permitted assigns.

Section 9.10 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be construed in accordance with and governed for all purposes by the internal substantive Laws of Delaware applicable to contracts executed and to be wholly performed within Delaware.

(b) Any proceeding against any party or arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought exclusively in the state or federal courts located in New Castle County in the State of Delaware (the “Designated Courts”), and the parties accept the exclusive jurisdiction of the Designated Courts for the purpose of any proceeding. Each party agrees that service of any process, summons, notice or document by U.S. registered mail addressed to such party in accordance with Section 9.11 shall be effective service of process for any action, suit or proceeding brought against such Party in any such court.

(c) In addition, each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any proceeding arising out of or relating to this Agreement in any Designated Court or any judgment entered by any of the Designated Courts and hereby further irrevocably waives any claim that any proceedings brought in the Designated Courts has been brought in an inconvenient forum.

(d) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE OUT OF, OR WITH RESPECT TO, THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG

OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 9.10. EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 9.11 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) when sent via email, if sent on a Business Day on or prior to 11:59 PM in the time zone of the recipient, and if not, 12:01 AM in the time zone of the recipient on the next Business Day, and delivery is confirmed by the recipient via non-automated transmission (c) one Business Day after the Business Day on which such communication is deposited with Federal Express or similar nationally recognized overnight courier service (charges prepaid), or (d) when delivered after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

if to the Company:

CareMax, Inc.

1000 NW 57 Court

Suite 400

Miami, FL 33126

Telephone: [***]

Attention: General Counsel

Email: [***]

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

200 South Biscayne Boulevard

Suite 2500

Miami, FL 33131

Telephone: (305) 702 8880

Attention: Joshua M. Samek, Esq.

Email: Joshua.Samek@us.dlapiper.com

if to the Steward Parties:

c/o Steward Health Care System LLC

1900 N Pearl St #2400

Dallas, Texas 75201

Attention: Rubén José King Shaw Jr. and General Counsel

Email: [***]

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

1501 K Street, NW

Washington, DC 20005

Telephone: (202) 736 8590

Attention: Sam Wales; Krista Lewis

Email: swales@sidley.com; kklewis@sidley.com

if to MPT:

c/o MPT Operating Partnership, L.P.

1000 Urban Center Drive, Suite 501

Birmingham, Alabama 35242

Fax: (205) 969 3756

Attention: Legal Department

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

1501 K Street, NW

Washington, DC 20005

Telephone: (202) 736 8590

Attention: Sam Wales; Krista Lewis

Email: swales@sidley.com; kklewis@sidley.com

Section 9.12 No Strict Construction. Each party expressly represents and warrants to the other parties that before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; said party has relied solely and completely upon its own judgment in executing this Agreement; said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement, which is the result of arm’s length negotiations conducted by and among the parties and their respective counsel. This Agreement shall be deemed drafted jointly by the parties and nothing shall be construed against one party or another as the drafting party.

Section 9.13 No Third-Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns; provided, that the Persons indemnified under Section 7.8 are intended third party beneficiaries of Section 7.8.

* * * * *

IN WITNESS WHEREOF, the Company has executed this Agreement as of the date first written above.

CAREMAX, INC.

By:	/s/ Carlos de Solo
Name: Carlos de Solo
Title: Chief Executive Officer

[Signature Pages to Investor Rights Agreement]

IN WITNESS WHEREOF, RDLT has executed this Agreement as of the date first written above.

By:	/s/ Ralph de la Torre, M.D.
Name: Ralph de la Torre, M.D.

[Signature Pages to Investor Rights Agreement]

IN WITNESS WHEREOF, MC has executed this Agreement as of the date first written above.

By:	/s/ Michael Callum, M.D.
Name: Michael Callum, M.D.

[Signature Pages to Investor Rights Agreement]

IN WITNESS WHEREOF, MPT has executed this Agreement as of the date first written above.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ K. Steven Hamner
Name: K. Steven Hamner
Title: Executive Vice President & CFO

[Signature Pages to Investor Rights Agreement]

IN WITNESS WHEREOF, Seller has executed this Agreement as of the date first written above.

SPARTA HOLDING CO. LLC

By:	Steward Health Care Investors LLC
Its:	Managing Member

By:	RDLT – SHCI Manager LLC
Its:	Manager

By:	/s/ Ralph de la Torre, M.D.
Name: Ralph de la Torre, M.D.
Title: President, Secretary and Treasurer

[Signature Pages to Investor Rights Agreement]

INVESTOR RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Investor Rights Agreement dated as of November 10, 2022 (as the same may hereafter be amended, the “Investor Rights Agreement”), among CareMax, Inc., a Delaware corporation (the “Company”), and the other persons named as parties therein.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Investor Rights Agreement as a holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Investor Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the 10th day of November, 2022.

[STEWARD PARTY / MPT]:
[•]

By:
Its:
Address for Notices: [•]
[•]
[•]
[•]

Agreed and Accepted as of

CAREMAX, INC.

By:
Name: Carlos de Solo
Its: Chief Executive Officer